$250,000,000
                         SINCLAIR BROADCAST GROUP, INC.
                    8 3/4% Senior Subordinated Notes due 2007
                             UNDERWRITING AGREEMENT
                                                               December 11, 1997
SALOMON SMITH BARNEY
SALOMON BROTHERS, INC.
CHASE SECURITIES INC.

c/o SALOMON BROTHERS INC
      Seven World Trade Center
      New York, New York  10048

Dear Sirs:

         Sinclair Broadcast Group, Inc., a Maryland corporation (the "Company"), proposes, upon the terms and conditions set forth herein, to issue and sell $250,000,000 aggregate principal amount of its 8 3/4% Senior Subordinated Notes due 2007 (the "Notes"), to Salomon Brothers Inc and Chase Securities Inc. (the "Underwriters"). The Notes will (i) have the terms and provisions which are set forth in the description of the terms of the Notes attached hereto as Exhibit A and such other terms as are customary, and (ii) be issued pursuant to the provisions of an Indenture, to be dated as of December 17, 1997 (the "Base Indenture"), between the Company and First Union National Bank, as Trustee (the "Trustee"), and a First Supplemental Indenture, to be dated as of December 17, 1997 (the "Supplemental Indenture" and, together with the Base Indenture, the "Indenture"), among the Company, the Guarantors (as defined below) and the Trustee. The Notes will be guaranteed by Chesapeake Television, Inc., a Maryland corporation, Chesapeake Television Licensee, Inc., a Delaware corporation, FSF-TV, Inc., a North Carolina corporation, KABB Licensee, Inc., a Delaware corporation, KDNL Licensee, Inc., a Delaware corporation, KSMO, Inc., a Maryland corporation, KSMO Licensee, Inc., a Delaware corporation, KUPN Licensee, Inc., a Maryland corporation, SCI-Indiana Licensee, Inc., a Delaware corporation, SCI-Sacramento Licensee, Inc., a Delaware corporation, Sinclair Communications, Inc., a Maryland corporation, Sinclair Radio of Albuquerque, Inc., a Maryland corporation, Sinclair Radio of Albuquerque Licensee, Inc., a Delaware corporation, Sinclair Radio of Buffalo, Inc., a Maryland corporation, Sinclair Radio of Buffalo Licensee, Inc., a Delaware corporation, Sinclair Radio of Greenville, Inc., a Maryland corporation, Sinclair Radio of Greenville Licensee, Inc., a Delaware corporation, Sinclair Radio of Los Angeles, Inc., a Maryland corporation, Sinclair Radio of Los Angeles Licensee, Inc., a Delaware corporation, Sinclair Radio of Memphis, Inc., a Maryland corporation, Sinclair Radio of Memphis Licensee, Inc., a Delaware corporation, Sinclair Radio of Nashville, Inc., a Maryland corporation, Sinclair Radio of Nashville Licensee, Inc., a Delaware corporation, Sinclair Radio of New Orleans, Inc., a Maryland corporation, Sinclair Radio of New Orleans Licensee, Inc., a Delaware corporation, Sinclair Radio of St. Louis, Inc., a Maryland corporation, Sinclair Radio of St. Louis Licensee, Inc., a Delaware corporation, Sinclair Radio of Wilkes-Barre, Inc., a Maryland corporation, Sinclair Radio of Wilkes-Barre Licensee, Inc., a Delaware corporation, Superior Communications of Kentucky, Inc., a Delaware corporation, Superior Communications of Oklahoma, Inc., an OK corporation, Superior KY License Corp., a Delaware corporation, Superior OK License Corp., a Delaware corporation, Tuscaloosa Broadcasting, Inc., a Maryland corporation, WCGV, Inc., a Maryland corporation, WCGV Licensee, Inc., a Delaware corporation, WDBB, Inc., a Maryland corporation, WLFL, Inc., a Maryland corporation, WLFL Licensee, Inc., a Delaware corporation, WLOS Licensee, Inc., a Delaware corporation, WPGH, Inc., a Maryland corporation, WPGH Licensee, Inc., a Maryland corporation, WSMH, Inc., a Maryland corporation, WSMH Licensee, Inc., a Delaware corporation, WSTR, Inc., a Maryland corporation, WSTR Licensee, Inc., a Maryland corporation, WSYX, Inc., a Maryland corporation, WTTE, Channel 28, Inc., a Maryland corporation, WTTE, Channel 28 Licensee, Inc., a Maryland corporation, WTTO, Inc., a Maryland corporation, WTTO Licensee, Inc., a Delaware corporation, WTVZ, Inc., a Maryland corporation, WTVZ Licensee, Inc., a Maryland corporation, WYZZ, Inc., a Maryland corporation, and WYZZ Licensee, Inc., a Delaware corporation(each a "Guarantor" and collectively the "Guarantors"), on a senior subordinated basis pursuant to a guarantee included within the Indenture and the Notes (the "Guarantees").

         The Company and the Guarantors wish to confirm as follows their agreement with the Underwriters in connection with the purchase of the Notes by the Underwriters.

         1. Registration Statement and Prospectus. The Company has prepared and filed with the Commission in accordance with the provisions of the Securities Act of 1933, as amended (the "Act"), a registration statement on Form S-3 under the Act (the "registration statement"), including a prospectus and a prospectus supplement, subject to completion, relating to the Notes. The term "Registration Statement" as used in this Agreement means the registration statement (including all financial schedules and exhibits), as amended at the time it becomes effective, or, if the registration statement became effective prior to the execution of this Agreement, as supplemented or amended prior to the execution of this Agreement and shall include in any such case the information, if any, deemed to be a part of such registration statement pursuant to Rule 430A(b) under the Act. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the registration statement will be filed and must be declared effective before the offering of the Notes may commence, the term "Registration Statement" as used in this Agreement means the registration statement as amended by said post-effective amendment and including the information, if any, deemed to be a part thereof pursuant to Rule 430A(b), under the Act. If the Company files a registration statement to register a portion of the Notes pursuant to Rule 462(b) under the Act (the "Rule 462(b) Registration Statement"), then after such filing the term "Registration Statement" in this Agreement shall be deemed to include the Rule 462(b) Registration Statement at the time it became effective. The term "Prospectus" as used in this Agreement means the prospectus, including any prospectus supplement relating to the


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

offering of the Notes, in the forms included in the Registration Statement, or, if the prospectus included in the Registration Statement omits information in reliance on Rule 430A under the Act and such information is included in prospectuses filed with the Commission pursuant to Rule 424(b) under the Act, the term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectuses filed with the Commission pursuant to Rule 424(b). The term "Prepricing Prospectus" as used in this Agreement means the prospectus (including any preliminary prospectus supplement relating to the offering of the Notes) subject to completion in the form included in the Registration Statement at the time of the filing of any preliminary prospectus supplement as part of the Registration Statement with the Commission, and as such prospectus shall have been amended from time to time prior to the date of the Prospectus. Any reference in this Agreement to the registration statement, the Registration Statement, any Prepricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the registration statement, the Registration Statement, such Prepricing Prospectus or the Prospectus, as the case may be, and any reference to any amendment or Prepricing Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which, upon filing, are incorporated by reference therein, as required by paragraph (b) of Item 12 of Form S-3. As used herein, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the registration statement, the Registration Statement, any Prepricing Prospectus, the Prospectus, or any amendment or supplement thereto; "Rules and Regulations" means the rules and regulations adopted by the Commission under either the Act or the Exchange Act, as applicable; and "Person" means any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization or government or department or agency thereof.

         2. Agreements to Sell and Purchase. The Company hereby agrees, subject to all the terms and conditions set forth herein, to issue and sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the Company and the Guarantors herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of 99.608% of the principal amount thereof, the principal amount of Notes set forth opposite the name of such Underwriter in Schedule I hereto and the Guarantors hereby agree to issue the Guarantees.

         3. Terms of Public Offering. The Company has been advised by you that the Underwriters propose to make a public offering of their respective portions of the Notes as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Notes upon the terms set forth in the Prospectus.

         4. Delivery of the Notes and Payment Therefor. Delivery to the Underwriters of and payment for the Notes shall be made at the office of Salomon Brothers Inc, Seven World Trade Center, New York, NY 10048, at 9:00 A.M., New York City time, on December 17, 1997 (the "Closing Date"). The place of closing for the Notes and the Closing Date may be varied by agreement between you and the Company.

         The Notes, including the Guarantees, will be delivered to the Underwriters against payment of the purchase price therefor in immediately available funds. The Notes will be evidenced by a single global security in definitive form (the "Global Debenture") and/or by additional definitive securities, and will be registered, in the case of the Global Debenture, in the name of Cede & Co. as nominee of The Depository Trust Company ("DTC"), and in the other cases, in such names and in such denominations as you shall request by written notice (it being understood that a facsimile transmission shall be deemed written notice) prior to 9:30 A.M., New York City time, on the second business day preceding the Closing Date. The Notes to be delivered to the Underwriters shall be made available to the Underwriters in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date.

         5. Agreements of the Company and the Guarantors. Each of the Company and the Guarantors, jointly and severally, agrees with the several Underwriters as follows:

             (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Notes may commence, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when the Registration Statement or such post-effective amendment has become effective.

             (b) The Company will advise you promptly and, if requested by you, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, any Prepricing Prospectus or the Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Notes for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in paragraph (f) below, of any change in the Company's condition (financial or otherwise), business, prospects, properties, net worth or results of operations, or of the happening of any event, including the filing of any information, documents or reports pursuant to the Exchange Act, which makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Act or the Rules and Regulations thereunder to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

             (c) The Company will furnish to you, without charge (i) three signed copies of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits thereto, (ii) such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto, but without exhibits, as you may reasonably request, (iii) such number of copies of the Incorporated Documents, without exhibits, as you may request, and (iv) three copies of the exhibits to the Incorporated Documents.

             (d) So long as, in the opinion of counsel for the Underwriters, a Prospectus is required to be delivered in connection with sales by any Underwriter or dealer, the Company will not (i) file any amendment to the Registration Statement, make any amendment or supplement to the Prospectus or file any document which, upon filing becomes an Incorporated Document, of which you shall not previously have been advised or to which you shall reasonably object after being so advised or (ii) file any information, documents or reports pursuant to the Exchange Act without delivering a copy of such information, documents or reports to the Underwriters prior to such filing.

             (e) Prior to the execution and delivery of this Agreement, the Company has delivered to you, without charge, in such quantities as you have reasonably requested, copies of the Prepricing Prospectus. The Company consents to the use, in accordance with the provisions of the Act and with the securities or blue sky laws of the jurisdictions in which the Notes are offered, by the Underwriters and by dealers, prior to the date of the Prospectus, of the Prepricing Prospectus so furnished by the Company.

             (f) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer, the Company will expeditiously deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as you may reasonably request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto), in accordance with the provisions of the Act and with the securities or blue sky laws of the jurisdictions in which the Notes are offered, by the Underwriters and by all dealers to whom Notes may be sold, both in connection with the offering and sale of the Notes and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If during such period of time any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus (or to file under the Exchange Act any document which, upon filing, becomes an Incorporated Document) to comply with the Act or any other law, the Company will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto or file an Incorporated Document, and will expeditiously furnish to the Underwriters and dealers a reasonable number of copies thereof. In the event that the Company and the Underwriters agree that the Prospectus should be amended or supplemented, the Company, if requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

             (g) The Company will cooperate with you and with counsel for the Underwriters in connection with the registration or qualification of the Notes for offering and sale by the Underwriters and by dealers under the securities or blue sky laws of such jurisdictions as you may reasonably designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject or subject itself to taxation in any jurisdiction in which it is not now subject.

             (h) The Company and the Guarantors will make generally available to their security holders an earnings statement of the Company and the Guarantors, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than fifteen months thereafter, as soon as practicable after the end of such period, which earnings statement shall satisfy the provisions of Section 11(a) of the Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

             (i) So long as any of the Notes are outstanding, the Company and the Guarantors will furnish to you (i) as soon as available, a copy of each report of the Company and the Guarantors mailed to stockholders or filed with any stock exchange or regulatory body and (ii) from time to time such other information concerning the Company or any of the Guarantors as you may reasonably request.

             (j) If this Agreement shall terminate or shall be terminated after execution and delivery pursuant to any provisions hereof (otherwise than pursuant to the second paragraph of Section 10 hereof or by notice given by you terminating this Agreement pursuant to Section 10 or Section 11 hereof) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company or any of the Guarantors to comply with the terms or fulfill any of the conditions of this Agreement, the Company and the Guarantors, jointly and severally, agree to reimburse the Underwriters for all out-of-pocket expenses (including fees and expenses of counsel for the Underwriters) incurred by you in connection herewith.

             (k) The Company will apply the net proceeds from the sale of the Notes substantially in accordance with the description set forth in the Prospectus.

             (l) If Rule 430A of the Act is employed, the Company will timely file the Prospectus in the proper manner pursuant to Rule 424(b) under the Act and will advise you of the time and manner of such filing.

             (m) The Company or the Guarantors will not without the prior consent of Salomon Brothers Inc on behalf of the Underwriters prior to the expiration of 150 days after the date of the Prospectus directly or indirectly issue, offer to sell, sell, grant any option for the sale of, or otherwise dispose of any debt securities (other than (a) any debt under the Company's existing bank credit agreement or (b) the Notes).

             (n) Except as stated in this Agreement and in the Prepricing Prospectus and Prospectus, neither the Company nor any Guarantor has taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes.

         6. Representations and Warranties of the Company and the Guarantors. Each of the Company and the Guarantors, jointly and severally, represents and warrants to each Underwriter that:

             (a) Each Prepricing Prospectus included as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the provisions of the Act. The Commission has not issued any order preventing or suspending the use of any Prepricing Prospectus.

             (b) The Company and the Guarantors and the transactions contemplated by this Agreement meet the requirements for using Form S-3 under the Act. The Registration Statement in the form in which it became or becomes effective, and also in such form as it may be when any post-effective amendment thereto shall become effective, and the Prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act, complied or will comply in all material respects with the provisions of the Act and did not or will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use therein.

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

             (c) The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

             (d) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify would not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries (as hereinafter defined) taken as a whole (a "Material Adverse Effect").

             (e) All of the Company's subsidiaries (collectively, the "Subsidiaries") are listed on Exhibit B hereto. Each Subsidiary is a corporation or a trust duly organized, validly existing and in good standing in the jurisdiction of its incorporation or organization, as the case may be, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a Material Adverse Effect; all the outstanding shares of capital stock or other ownership interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any lien, adverse claim, security interest, equity or other encumbrance, except as described in the Prospectus.

             (f) The Company has full legal right, power and authority to enter into this Agreement, the Base Indenture and the Supplemental Indenture and to issue, sell and deliver the Notes to be sold by it to the Underwriters as provided herein and therein. The Guarantors have full legal right, power and authority to enter into this Agreement and the Supplemental Indenture and to issue, sell and deliver the Guarantees to be sold by them to

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the  Underwriters  as  provided  herein  and  therein.  No  consent,   approval,
authorization, order, registration or qualification of or with any court or governmental agency or body is required for the execution, delivery or performance of this Agreement, the Indenture, the Notes and the Guarantees by the Company or any Guarantor, as the case may be, or the consummation by the Company or any Guarantor, as the case may be, of the transactions contemplated hereby and thereby, except such as may be required under the Act, the Exchange Act and state securities or blue sky laws or by the National Association of Securities Dealers, Inc. (the "NASD"). The execution, delivery and performance of this Agreement, the Base Indenture and the Supplemental Indenture, the Notes and the Guarantees by the Company and the Guarantors, as the case may be, and the consummation by the Company or any Guarantor, as the case may be, of the transactions contemplated hereby and thereby does not and will not conflict with or result in a breach or violation by the Company or any Guarantor, as the case may be, of any of the terms or provisions of, constitute a default by the Company or any Guarantor, as the case may be, under, or result in the creation or imposition of any lien, charge, security interest or encumbrance upon any of the assets of the Company or any Guarantor, as the case may be, pursuant to the terms of any (A) indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of the Subsidiaries, as the case may be, is a party or to which any of them or any of their
respective   properties  is  subject,   (B)  the  charter  or  bylaws  or  other
organizational  document of the Company or any Guarantor, as the case may be, or
(C) any statute, judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to the Company or any of the Subsidiaries or any of their respective properties.

             (g) The execution and delivery of, and the performance by the Company of its obligations under, this Agreement has been duly and validly authorized by all necessary corporate action on the part of the Company and each Guarantor, and this Agreement has been duly executed and delivered by the Company and each Guarantor. The execution and delivery of the Base Indenture have been duly authorized by all necessary corporate action of the Company and the Base Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"), and, when executed and delivered by the Company and assuming due authorization, execution and delivery by the Trustee, will be the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject as to enforceability, to general principles of equity. The execution and delivery of the Supplemental Indenture has been duly authorized by all necessary corporate action of the Company and each Guarantor and the Supplemental Indenture has been duly qualified under the 1939 Act and, when executed and delivered by the Company and each Guarantor and assuming due authorization, execution and delivery by the Trustee, will be the legal, valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity. The issuance, execution and delivery of the Notes have been duly authorized by all necessary corporate action of the Company and the Notes, when executed, issued and delivered by the Company and authenticated by the Trustee, will be the legal, valid, binding and enforceable obligations of the Company, entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity. The issuance, execution and delivery of the Guarantees have been duly authorized by all necessary corporate action of each Guarantor and the Guarantees, when executed, issued and delivered by each Guarantor and authenticated by the Trustee, will be the legal, valid, binding and enforceable obligations of the Guarantors, entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity. The Notes, the Guarantees and the Indenture will conform to the description thereof in the Prospectus.

             (h) All the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are free of any preemptive or similar rights, except as described in the Prospectus.

             (i) Except as described or referred to in the Prospectus, there is not pending or, to the knowledge of the Company or the Guarantors, threatened, any action, suit, proceeding, inquiry or investigation, to which the Company or any of the Subsidiaries is a party, or to which the property of the Company or any of the Subsidiaries is subject, before or brought by any court or governmental agency or body, which, if determined adversely to the Company or any of the Subsidiaries would individually or in the aggregate result in a Material Adverse Effect or might materially adversely affect the consummation of the transactions contemplated by this Agreement; and all pending legal or governmental proceedings to which the Company or any of the Subsidiaries is a party or that affect any of their respective properties, that are not described in the Prospectus or the Incorporated Documents, including ordinary routine litigation incidental to the business, would not, if determined adversely to the Company or any of the Subsidiaries, individually or in the aggregate, result in a Material Adverse Effect.

             (j) Neither the Company nor any of the Subsidiaries is in violation of its certificate or articles of incorporation or bylaws, or other organizational documents, or of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, or in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound and no condition or state of facts exists, with which the passage of time or the giving of notice or both would constitute such a default, except in each case where such violation or default would not, singly or in the aggregate, have a Material Adverse Effect.

             (k) There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act.

             (l) The accountants, Arthur Andersen LLP, Ernst & Young LLP, KPMG Peat Marwick LLP and Price Waterhouse LLP, who have certified or shall certify the financial statements included in or incorporated by reference in the Registration Statement and the Prospectus (or any amendment or supplement thereto), are independent public accountants as required by the Act.

             (m) The consolidated financial statements, together with the related schedules and notes included in or incorporated by reference in the Registration Statement and the Prospectus as of the date thereof, as of the date hereof, and as of the Closing Date present or will present fairly the consolidated financial position, results of operations and changes in financial position of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis, except as otherwise stated therein. The selected financial data and summary financial data included in or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein as of the date thereof, as of the date hereof, and as of the Closing Date and have been compiled on a basis consistent with that of the audited consolidated financial statements included in or incorporated by reference in the Registration Statement and the Prospectus. The pro forma financial statements and other pro forma financial information included in or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein in accordance with the adjustments and assumptions described therein as of the date thereof, as of the date hereof, and as of the Closing Date, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma basis described therein and in the opinion of the Company and the Guarantors, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

             (n) Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole, and there has not been any change in the capital stock, or material increase in the short-term debt or long-term debt, of the Company or any of the Subsidiaries, or any material adverse change, or any development involving or which may reasonably be expected to involve, a prospective material adverse change, in the condition

(financial or other), business, net worth or results of operations of the Company and the Subsidiaries taken as a whole.

             (o)  Each  of  the  Company  and  the  Subsidiaries  has  good  and marketable title to all property (real and personal) described in the Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances, except such as are described in the Registration Statement and the Prospectus or with such exceptions as are not material and do not interfere with the use made and proposed to be made of such properties by the Company and the Subsidiaries and could not reasonably be expected individually or in the aggregate to result in a Material Adverse Effect; and all of the leases and subleases material to the business of the Company and the
Subsidiaries taken as a whole, and under which the Company or any of the Subsidiaries holds properties whether or not described in the Registration
Statement and the Prospectus, are in full force and effect and neither the Company nor any of the Subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of the Subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any of the Subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease, which claim could reasonably be expected individually or in the aggregate to result in a Material Adverse Effect.

             (p) Each of the Company and the Subsidiaries owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, trademarks, service marks, trade names and know-how (including trade secrets and other patentable and/or unpatentable proprietary or confidential information or procedures) (collectively, "intellectual property") necessary to carry on its business as presently operated by it, except where the failure to own or possess or have the ability to acquire any such intellectual property would not individually or in the aggregate result in a Material Adverse Effect; and none of the Company or any of the Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any intellectual property or of any facts which would render any intellectual property invalid or inadequate to protect the interest of the Company or any of the Subsidiaries therein and which infringement or conflict could reasonably be expected in the aggregate to result in a Material Adverse Effect.

             (q) The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Notes, will not distribute any offering material in connection with the offering and sale of the Notes other than the Registration Statement, the Prepricing Prospectus, the Prospectus or other materials, if any, permitted by the Act. None of the Company or any of the Subsidiaries has taken, or will take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Notes.

             (r) Except as described in or contemplated by the Prospectus, each of the Company and the Subsidiaries owns or possesses all governmental licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own its properties and to conduct its business in the manner described in the Prospectus, except where the failure to own or possess such licenses, permits, certificates, consents, orders, approvals and other authorizations (collectively, "Material Licenses") would not individually or in the aggregate result in a Material Adverse Effect; all of the Material Licenses are valid and in full force and effect; and no event, including receipt of notice of proceedings relating to revocation or modification of any Material License, has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any other material impairment of the rights of any holder of any such Material License, subject in each case to such qualifications as may be set forth in the Prospectus.

             (s) The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

             (t) To the best of the Company's and the Guarantors' knowledge, neither the Company nor any of its Subsidiaries nor any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

             (u) Except as disclosed in the Prospectus, all United States federal income tax returns of the Company and the Subsidiaries required by law to be filed have been filed (taking into account extensions granted by the applicable federal governmental agency) and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided and except for such taxes the payment of which would not individually or in the aggregate result in a Material Adverse Effect. All other corporate franchise and income tax returns of the Company and the Subsidiaries required to be filed pursuant to applicable foreign, state or local law have been filed except insofar as the failure to file such returns would not individually or in the aggregate result in a Material Adverse Effect, and all taxes shown on such returns or otherwise assessed which are due and payable have been paid, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided and except for such taxes the payment of which would not individually or in the aggregate result in a Material Adverse Effect.

             (v) Except for rights which have been waived, no holder of any security of the Company or any Subsidiary has any right to require registration of any debt or equity security of the Company because of consummation of the transactions contemplated by this Agreement or otherwise. Except as described or incorporated by reference in or contemplated by the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue any debt or equity security of the Company or any security convertible into or exchangeable or exercisable for any debt or equity security of the Company.

             (w) Each of the Company and the Subsidiaries is not now, and after sale of the Notes as contemplated hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption "Use of Proceeds" will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

             (x) The Company has filed in a timely manner each document or report required to be filed by it pursuant to the Exchange Act and the rules and regulations thereunder; each such document or report (including any financial statements) and any amendment thereto at the time it was filed conformed to the requirements of the Exchange Act and the rules and regulations thereunder; and none of such documents or reports contained an untrue statement of any material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

             (y) Except as described in the Prospectus, the Company and the Subsidiaries comply in all material respects with all Environmental Laws (as defined below), except to the extent that failure to comply with such Environmental Laws would not individually or in the aggregate result in a Material Adverse Effect. To the knowledge of the Company or any Guarantor, none of the Company or any of the Subsidiaries is the subject of any pending or, to the knowledge of the Company or any Guarantor, threatened federal, state or local investigation evaluating whether any remedial action by the Company or any of the Subsidiaries is needed to respond to a release of any Hazardous Materials (as defined below) into the environment, resulting from the Company's or any of the Subsidiaries' business operations or ownership or possession of any of their properties or assets or is in contravention of any Environmental Law that could reasonably be expected individually or in the aggregate to result in a Material Adverse Effect. None of the Company or any of the Subsidiaries have received any notice or claim, nor are there pending or, to the knowledge of the Company or any Guarantor, threatened lawsuits against them, with respect to violations of an Environmental Law or in connection with any release of any Hazardous Material into the environment that could reasonably be expected in the aggregate to result in a Material Adverse Effect. As used herein, "Environmental Laws" means any federal, state or local law or regulation applicable to the Company's or any of the Subsidiaries' business operation or ownership or possession of any of their properties or assets relating to environmental matters, and "Hazardous Materials" means those substances that are regulated by or form the basis of liability under any Environmental Laws.

             (z) No labor problem exists with the employees of the Company or any of the Subsidiaries or, to the knowledge of the Company or any Guarantor, is imminent that, in either case, could reasonably be expected individually or in the aggregate to result in a Material Adverse Effect.

             (aa) The Company and each of the Subsidiaries maintain insurance of the types and in the amounts that are reasonable for the businesses operated by them, including, but not limited to, insurance covering real and personal property owned or leased by the Company and the Subsidiaries against theft, damage, destruction, acts of vandalism, liability and malpractice, all of which insurance is in full force and effect.

             (bb) The Company and each of the Subsidiaries is in compliance with, and each such entity has not received any notice of any outstanding violation of, all laws, regulations, ordinances and rules applicable to it and its operations, except, in either case, where any failure by the Company or any of the Subsidiaries to comply with any such law, regulation, ordinance or rule would not individually or in the aggregate result in a Material Adverse Effect.

             (cc) There are no business relationships or related-party transactions of the nature described in Item 404 of Regulation S-K involving the Company or any of its Subsidiaries and any person described in such Item that are required to be disclosed in the Prospectus and which have not been so disclosed.

             (dd) To the best of the Company's and each Guarantor's knowledge, each of Baltimore (WNUV-TV) Licensee, Inc. as the licensee of WNUV-TV, Baltimore, Maryland; WVTV Licensee, Inc. as the licensee of WVTV(TV), Milwaukee, Wisconsin; WPTT, Inc. as the licensee of WPTT(TV), Pittsburgh, Pennsylvania; Raleigh (WRDC-TV) Licensee, Inc. as the licensee of WRDC(TV), Durham, North Carolina; River City License Partnership as the licensee of WTTV(TV), Bloomington, Indiana and WTTK(TV), Kokomo, Indiana; Anderson (WFBC-TV) Licensee, Inc. as the licensee of WFBC-TV, Anderson, South Carolina; San Antonio (KRRT-TV) Licensee, Inc. as the licensee of KRRT(TV), Kerrville, Texas; Tiab Communications Corporation as the licensee of WILT(AM), Mt. Pocono, Pennsylvania; WDBB-TV, Inc. as the licensee of WDBB(TV), Tuscaloosa, Alabama; and Birmingham (WABM-TV) Licensee, Inc. as the licensee of WABM(TV), Birmingham, Alabama; Emro Communications, Inc. as the licensee of WKXP(FM), Benton, Pennsylvania; and Phase II Broadcasting, Inc. as the licensee of WLTS-FM, Slidell, Louisiana and WTKL(FM), New Orleans, Louisiana (each individually an "LMA Station" and together the "LMA Stations") owns or possesses all governmental licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own its properties (collectively, the "LMA Material Licenses"), and to conduct its business in the manner described in the Prospectus, except where the failure to own or possess such licenses, permits, certificates, consents, orders, approvals and other authorizations would not individually or in the aggregate result in any Material Adverse Effect; all of the LMA Material Licenses are valid and in full force and effect; and no event, including receipt of notice of proceedings relating to revocation or modification of any LMA Material License, has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any other material impairment of the rights of any holder of any such permit, subject in each case to such qualifications as may be set forth in the Prospectus; and, except as described in the Prospectus, none of such permits contains any restriction that is materially burdensome to the LMA Station or the Company and the Subsidiaries; and there is in full force and effect with each LMA Station a contract, enforceable in accordance with its terms against the Company and against the LMA Station pursuant to which the Company provides programming services to the LMA Station as described or except as described in the Incorporated Documents.

             (ee) The execution and delivery of the Heritage Acquisition Agreements (as defined in the Prospectus), the agreements (the "Lakeland Acquisition Agreements") relating to the Lakeland Acquisition (as defined in the Prospectus) and the agreements (the "Max Media Acquisition Agreements") relating to the Max Media Acquisition (as defined in the Prospectus) by the Company have been duly authorized by all necessary corporate action. The Heritage Acquisition Agreements, the Lakeland Acquisition Agreements and the Max Media Acquisition Agreements have been duly executed and delivered by the Company and after execution and delivery by the other parties thereto are the legal, valid, binding and enforceable obligations of the parties thereto. There have been no amendments to the Heritage Acquisition Agreements, the Lakeland Acquisition Agreements or the Max Media Acquisition Agreements subsequent to the date thereof.

             (ff) Neither the issuance, sale or delivery of the Notes and the Guarantees nor the application of the proceeds thereof by the Company as set forth in the Prospectus will violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

             (gg) Each of the Company and the Guarantors is, and immediately after the Closing Date will be, Solvent. As used herein, the term "Solvent" means, with respect to any such entity on a particular date, that on such date
(A) the fair market value of the assets of such entity is greater than the amount that will be required to pay the probable liabilities of such entity on its debts as they become absolute and matured, (B) such entity is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (C) such entity does not have unreasonably small capital to carry out such entities' business as now conducted, taking into account such entities' projected capital requirements and availability.

             (hh) None of the issuance, offer, sale or delivery of the Notes, the execution, delivery or performance of this Agreement or the Indenture by the Company or the consummation by the Company of the transactions contemplated hereby or thereby (i) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required under the Act or such as may be required under state securities or blue sky laws of various jurisdictions), or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any of the Subsidiaries or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, in any material respect, any material agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or violates or will violate in any material respect any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

         7. Indemnification and Contribution. (a) Each of the Company and the Guarantors jointly and severally agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prepricing Prospectus or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information furnished in writing to the Company by or on behalf of any Underwriter expressly for use in connection therewith; provided, however, that the indemnification contained in this paragraph (a) with respect to any Prepricing Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Notes by such Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Prepricing Prospectus was corrected in the Prospectus, provided that the Company has delivered the Prospectus to the Underwriters in requisite quantity on a timely basis to permit such delivery or sending. The foregoing indemnity agreement shall be in addition to any liability which the Company or any of the Guarantors may otherwise have.

             (b) If any action, suit or proceeding shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Company or any Guarantor, such Underwriter or such controlling person shall promptly notify the parties against whom indemnification is being sought (the "indemnifying parties"), and such indemnifying parties shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the indemnifying parties have agreed in writing to pay such fees and expenses, (ii) the indemnifying parties have failed to assume the defense and employ counsel or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Underwriter or such controlling person and the indemnifying parties and such Underwriter or such controlling person shall have been advised by its counsel that representation of such indemnified party and any indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Underwriter or such controlling person). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriters and controlling persons not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by Salomon Brothers Inc, and that all such reasonable fees and expenses shall be reimbursed as they are incurred. The indemnifying parties shall not be liable for any settlement of any such action, suit or proceeding effected without their written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the indemnifying parties agree to indemnify and hold harmless any Underwriter, to the extent provided in paragraph (a) above, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

             (c) Each Underwriter severally agrees to indemnify and hold harmless the Company and the Guarantors, their respective directors, their respective officers who sign the Registration Statement, and any person who controls the Company or any of the Guarantors within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Guarantors to each Underwriter, but only with respect to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter expressly for use in the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company or any of the Guarantors, any of their respective directors, any of their respective officers who sign the Registration Statement and any person who controls the Company or any of the Guarantors within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, or any such controlling person based on the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to the Company and the Guarantors by paragraph (b) above (except that if the Company or any Guarantor, as the case may be, shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the Company and the Guarantors, their respective directors, any of their respective officers who sign the Registration Statement and any person who controls the Company or any of the Guarantors within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, shall have the rights and duties given to the Underwriters by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Underwriters may otherwise have.

             (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under paragraph (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other hand from the offering of the Notes or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) received by the Company and the Guarantors bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

             (e) The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total fees received (and not reimbursed to the Company) by such Underwriter with respect to the Notes underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to the respective numbers of Notes set forth opposite their names in Schedule I hereto.

             (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any indemnified party.

             (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company and the Guarantors set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company or any Guarantor, their directors or officers or any person controlling the Company or any Guarantor, (ii) acceptance of any Notes and payment therefor hereunder and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company or any Guarantor, their respective directors or officers, or any person controlling the Company or any Guarantor shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

         8. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase the Notes hereunder are subject to the following conditions:

             (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Notes may commence, the Registration Statement or such post-effective amendment shall have become effective not later than 5:30 P.M., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings, if any, required by Rules 424 and 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to your satisfaction.

             (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, properties, net worth or results of operations of the Company or the Subsidiaries not contemplated by the Prospectus, which in the opinion of the Underwriters, would materially, adversely affect the market for the Notes, or
(ii) any event or development relating to or involving the Company or any Guarantor or any officer or director of the Company or any Guarantor which makes any statement made in the Prospectus untrue or which, in the opinion of the Company and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in the opinion of the Underwriters, materially adversely affect the market for the Notes.

             (c) The Underwriters shall have received on the Closing Date, an opinion of Thomas & Libowitz, P.A., counsel for the Company and the Guarantors, dated the Closing Date and addressed to the Underwriters, to the effect that:

                   (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with full power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and is duly qualified to transact business as a foreign corporation in good standing under the laws of each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification except where the failure to so qualify would not have a material adverse effect upon its business taken as a whole;

                   (ii) All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and were not issued in violation of any preemptive or similar rights of stockholders of the Company arising under the corporation laws of the State of Maryland, under the charter or bylaws of the Company or, to the best of such counsel's knowledge, under any agreement to which the Company is a party;

                   (iii) Each of the Subsidiaries has been duly incorporated and is validly existing as a corporation or trust in good standing under the laws of its respective jurisdiction of incorporation or organization, as the case may be, with full power and authority (corporate or other) to own its properties and conduct its business as described in the Prospectus, and is duly qualified to transact business as a foreign corporation or trust in good standing under the laws of each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification; and all of the outstanding shares of capital stock or other ownership interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and were not issued in violation of any preemptive or similar rights of stockholders of such Subsidiary arising under the laws of its respective jurisdiction of incorporation, its charter or bylaws or other organizational documents or, to the best of such counsel's knowledge, under any agreement to which such Subsidiary is a party, and all of the outstanding shares of capital stock or other ownership interests of each of the Subsidiaries are owned beneficially by the Company free and clear of all liens, encumbrances, equities and claims except as described in the Prospectus;

                   (iv) To the best knowledge of such counsel, except as described or referred to in the Prospectus, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any of the Subsidiaries is a party, or to which the property of the Company or any of the Subsidiaries is subject, before or brought by any court or governmental agency or body which, if determined adversely to the Company or any of the Subsidiaries, would individually or in the aggregate result in any material adverse change in the business, financial position, net worth, results of operations or prospects, or materially adversely affect the properties and assets collectively of the Company and the Subsidiaries taken as a whole or might materially adversely affect the consummation of the transactions contemplated by the Registration Statement; and all pending legal or governmental proceedings to which the Company or any of the Subsidiaries is a party or that affect any of their respective properties that are not described in the Prospectus, including ordinary routine litigation incidental to the business, are considered in the aggregate not to result in a material adverse change in the business, financial position, net worth, results of operation or prospects, or materially adversely affect the properties and assets collectively of the Company and the Subsidiaries taken as a whole;

                   (v) The execution, delivery and performance of this Agreement, the Indenture, the Notes and the Guarantees by the Company and the Guarantors and the consummation of the transactions contemplated hereby and thereby and compliance by the Company and the Guarantors with the terms hereof and thereof does not and will not conflict with or result in a breach or violation by the Company or any Guarantor, as the case may be, of any of the terms or provisions of, constitute a default by the Company or any Guarantor, as the case may be, under, or result in the creation or imposition of any lien, charge, security interest or encumbrance upon any of the assets of the Company or any Guarantor, as the case may be, pursuant to the terms of (a) any material indenture, mortgage, deed of trust, loan or credit agreement, bond, debenture, note, lease or other agreement or instrument to which the Company or any of the Subsidiaries, as the case may be, is a party or to which any of them or any of their respective properties is subject; (b) the charter or bylaws or other organizational documents of the Company or any Guarantor, as the case may be; or
(c) any statute, rule or regulation or, to the best of such counsel's knowledge, any judgment, decree or order of any court or governmental agency or court or body applicable to the Company or any of the Subsidiaries or any of their respective properties;

                   (vi) Neither the Company nor any of the Subsidiaries is in violation of its respective certificate or articles of incorporation or bylaws, or other organizational documents, or to the knowledge of such counsel after reasonable inquiry, is in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness, except as may be disclosed in the Prospectus;

                   (vii) Except for rights which have been waived, there is no holder of any Notes or any other security of the Company or any Subsidiary or any other person who has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, the Notes or the right to have any other securities of the Company included in the registration statement or the right, as a result of the filing of the registration statement, to require registration under the Act of any Notes or any other securities of the Company or any Subsidiary;

                   (viii) The Company and the Guarantors have full legal right, power and authority to enter into this Agreement and the Indenture and to issue, sell and deliver the Notes and the Guarantees to be sold by them to the Underwriters as provided herein, and this Agreement and the Indenture have been duly authorized, executed and delivered by the Company and each of the Guarantors; and

                   (ix) The execution and delivery of the Heritage Acquisition Agreements, the Lakeland Acquisition Agreements and the Max Media Acquisition Agreements by the Company have been duly authorized by all necessary corporate action, and the Heritage Acquisition Agreements, the Lakeland Acquisition Agreements and the Max Media Acquisition Agreements have been duly executed and delivered by the Company and after execution and delivery by the other parties thereto are the legal, valid, binding and enforceable obligations of the Company. To the best knowledge of such counsel, there have been no amendments to the Heritage Acquisition Agreements, the Lakeland Acquisition Agreements or the Max Media Acquisition Agreements subsequent to the date thereof.

         In addition, such opinion shall state that such counsel has not independently verified the accuracy, completeness or fairness of the statements made or the information contained in or incorporated by reference in the Registration Statement or the Prospectus (including the Incorporated Documents) and such counsel is not passing upon and does not assume any responsibility therefor. In the course of the preparation by the Company and the Subsidiaries of the Registration Statement and the Prospectus (including the Incorporated Documents), such counsel has participated in discussions with representatives of the Underwriters and those of the Company and the Subsidiaries and their independent accountants, in which the business and affairs of the Company and the Subsidiaries and the contents of the Registration Statement and the Prospectus (including the Incorporated Documents) were discussed. Based upon the information such counsel gained in the course of such counsel's representation of the Company and the Subsidiaries in connection with their preparation of the Registration Statement and the Prospectus and such counsel's participation in the discussions referred to above, such counsel has no reason to believe that
(i) as of its effective date, the Registration Statement (including the Rule 430A Information, if applicable, and any amendment thereto) or any of the Incorporated Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Prospectus, or any amendment or supplement thereto, at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Date, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel need express no opinion, however, as to the financial statements, including the notes and schedules thereto, or any other financial data included in the Registration Statement, the Prospectus or the Incorporated Documents.

         In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the federal law of the United States and the law of the State of Maryland, upon the opinions of counsel satisfactory to the Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers or other appropriate representatives of the Company and the Subsidiaries and certificates of public officials. Furthermore, such counsel may insofar as the opinion relates to any laws other than the laws of the United States of America and the State of Maryland assume, without any independent investigation, that such laws are identical to the laws of the United States of America and the State of Maryland.

             (d) The Underwriters shall have received on the Closing Date, an opinion of Wilmer, Cutler & Pickering, securities counsel for the Company, dated the Closing Date and addressed to the Underwriters, to the effect that:

                   (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with full power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and is duly qualified to transact business as a foreign corporation in good standing under the laws of each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification except where the failure to so qualify would not have a material adverse effect upon its business taken as a whole;

                   (ii) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the execution, delivery or performance of this Agreement, the Base Indenture, the Supplemental Indenture, the Notes and the Guarantees by the Company or any of the Guarantors, as the case may be, or the consummation by the Company or any of the Guarantors, as the case may be, of the transactions contemplated by this Agreement, the Base Indenture, the Supplemental Indenture, the Notes and the Guarantees, except (a) such as have been obtained under the Act and the Exchange Act and (b) such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Notes by the Underwriters or as may be required by the NASD, as to each of which in clause (b) such counsel expresses no opinion. The execution, delivery and performance of this Agreement, the Base Indenture, the Supplemental Indenture, the Notes and the Guarantees by the Company and the Guarantors, as the case may be, and the consummation by the Company and the Guarantors, as the case may be, of the transactions contemplated hereby and thereby (including, without limitation, the transactions described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company and the Guarantors with the terms of the foregoing does not and will not conflict with or result in a breach or violation by the Company or any of the Guarantors, as the case may be, of any of the terms or provisions of, constitute a default by the Company or any of the Guarantors, as the case may be, under, or result in the creation or imposition of any lien, charge, security interest or encumbrance upon any of the assets of the Company or any of the Guarantors, as the case may be, pursuant to the terms of, any (x) material indenture, mortgage, deed of trust, loan or credit agreement, bond, debenture, note, lease or other agreement or instrument to which the Company or any of the Subsidiaries, as the case may be, is a party or to which any of them or any of their respective properties is subject, (y) the charter, bylaws or other organizational documents of the Company or any of the Subsidiaries, as the case may be, or (z) any statute, rule or regulation or, to the best of such counsel's knowledge, any judgment, decree or order of any court or governmental agency or court or body applicable to the Company or any of the Subsidiaries or any of their respective properties;

                   (iii) The execution and delivery of the Base Indenture has been duly authorized by all necessary corporate action of the Company, and the Base Indenture has been duly qualified under the 1939 Act and has been duly executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Trustee, is a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity. The execution and delivery of the Supplemental Indenture has been duly authorized by all necessary corporate action of the Company and each Guarantor, and the Supplemental Indenture has been duly qualified under the 1939 Act and has been duly executed and delivered by the Company and each Guarantor, and, assuming due authorization, execution and delivery by the Trustee, is a legal, valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity. The issuance, execution and delivery of the Notes have been duly authorized by all necessary corporate action of the Company, and the Notes have been duly issued, executed and delivered by the Company, and, assuming due authentication by the Trustee, are the legal, valid, binding and enforceable obligations of the Company, entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity. The issuance, execution and delivery of the Guarantees have been duly authorized by all necessary corporate action of each Guarantor, and, assuming due authentication by the Trustee, are the legal, valid, binding and enforceable obligations of the Guarantors, entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity. The execution and delivery of this Agreement by the Company and the Guarantors have been duly authorized by all necessary corporate action, and this Agreement has been duly executed and delivered by the Company and the Guarantors. The Notes, the Guarantees and the Indenture conform to the descriptions thereof in the Prospectus;

                   (iv) To the best knowledge of such counsel, except as described or referred to in the Prospectus, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any of the Subsidiaries is a party, or to which the property of the Company or any of the Subsidiaries is subject, before or brought by any court or governmental agency or body, which, if determined adversely to the Company or any of the Subsidiaries, would individually or in the aggregate result in any material adverse change in the business, financial position, net worth, results of operations or prospects, or materially adversely affect the properties or assets, of the Company and the Subsidiaries taken as a whole or might materially adversely affect the consummation of the transactions contemplated by the Prospectus; and all pending legal or governmental proceedings to which the Company or any of the Subsidiaries is a party or that affect any of their respective properties that are not described in the Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate not to result in a material adverse change in the business, financial position, net worth, results of operations or prospects, or materially adversely affect the properties or assets, of the Company and the Subsidiaries taken as a whole;

                   (v) The descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings, and contracts and other documents present fairly in all material respects the information required to be shown; and such counsel does not know of any statutes or regulations or any pending or threatened legal or governmental proceedings required to be described in the Prospectus which are not described as required, nor of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the
Registration Statement which are not described or filed as required. Such counsel need express no opinion as to the description of any statute, regulation or proceedings with respect to the regulation of the Company and the Subsidiaries by the Federal Communications Commission;

                   (vi) The authorized and outstanding capital stock of the Company is as set forth under the caption "Capitalization" in the Prospectus; and the authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus under the caption "Description of Capital Stock;"

                   (vii) To the best knowledge of such counsel, all the shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are free of any preemptive or similar rights except as described in the Prospectus;

                   (viii) The Registration Statement and the Prospectus and any supplements or amendments thereto as of their respective dates of filing with the Commission, comply as to form in all material respects to the requirements of the Act as applicable to registration statements on Form S-3, except that such counsel, however, need express no opinion as to the financial statements, schedules and other financial data included in the Registration Statement or the Prospectus;

                   (ix) The Registration Statement has become effective under the Act, any required filing of the Prospectus or any supplement thereto has been made with the Commission pursuant to Rule 424(b), in the manner and within the time period required by Rule 424(b), and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened, pending or contemplated under the Act;

                   (x) As of the date and time hereof and after application of the net proceeds of sale of the Notes as described in the Prospectus, the Company and each of the Subsidiaries, is not and will not be an "investment company" and is not and will not be controlled by an investment company of as the term "investment company" is defined under the Investment Company Act of 1940, as amended (the "1940 Act");

                   (xi) Neither the issuance, sale or delivery of the Notes and the Guarantees, nor the application of the proceeds thereof by the Company as set forth in the Prospectus will violate Regulations G, T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors; and

                   (xii) All Incorporated Documents, when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act; and such counsel has no reason to believe that any of such documents, when they were so filed, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading (except for the financial statements, schedules or other financial data contained in any such document as to which counsel need express no opinion).

         In addition, such opinion shall state that such counsel has not independently verified the accuracy, completeness or fairness of the statements made or the information contained in the Registration Statement or the Prospectus (including the Incorporated Documents) and, except with respect to the descriptions referred to in paragraphs (v) and (vi) above, such counsel is not passing upon and does not assume any responsibility therefor. In the course of the preparation by the Company and the Guarantors of the Registration Statement and the Prospectus (including the Incorporated Documents), such counsel has participated in discussions with representatives of the Underwriters and those of the Company and the Guarantors and their independent accountants, in which the business and affairs of the Company and the Subsidiaries and the contents of the Registration Statement and the Prospectus (including the Incorporated Documents) were discussed. Based upon the information such counsel gained in the course of such counsel's representation of the Company and the Subsidiaries in connection with their preparation of the Registration Statement and the Prospectus and such counsel's participation in the discussions referred to above, nothing has come to such counsel's attention that leads them to believe that (i) as of its effective date, the Registration Statement (including the Rule 430A Information, if applicable, and any amendment thereto) or any of the Incorporated Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Prospectus, or any amendment or supplement thereto, at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Date, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel need express no opinion, however, as to the financial statements, including the notes and schedules thereto, or any other financial information included in the Registration Statement, the Prospectus or the Incorporated Documents.

         In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the federal law of the United States, the law of the State of New York, the law of the State of Maryland and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers or other appropriate representatives of the Company and the Subsidiaries and certificates of public officials.

             (e) The Underwriters shall have received an Opinion, dated the Closing Date of Fisher, Wayland, Cooper, Leader & Zaragoza, L.L.P., regulatory counsel for the Company, in form and substance satisfactory to the Underwriters to the effect that:

                   (i) Except for such Federal Communications Commission (the "FCC") approvals that have already been obtained, which approvals, to such counsel's knowledge, are in full force and effect, no FCC approval, authorization, consent or license is required under the Communications Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Communications Laws") for the consummation of the transactions contemplated by this Agreement, the Indenture, the Notes and the Guarantees and the issuance and sale under this Agreement by the Company and the Guarantors of the Notes and the Guarantees. The execution, delivery and performance in accordance with the terms of this Agreement, the Indenture, the Notes and the Guarantees by the Company and the Guarantors, as the case may be, will not violate the Communications Laws. It should be noted that, under the Communications Laws, FCC approval is required prior to the transfer of control of the Company or any of the Subsidiaries which hold broadcast licenses or the assignment of any FCC licenses or authorizations or prior to the exercise of any voting rights or management authority over the Company or any of the Subsidiaries which hold broadcast licenses to the extent that such exercise constitutes a transfer of control of the Company or any of such Subsidiaries or an assignment of any FCC licenses or authorizations.

                   (ii) The following Subsidiaries are the licensees of the respective stations as identified below, and, except as disclosed in the Prospectus, are authorized to own and operate their respective stations:


Subsidiary                                     Station
----------                                     -------
Chesapeake Television                          WBFF(TV)
Licensee, Inc.                                 Baltimore, MD

WTTE, Channel 28 Licensee,                     WTTE(TV)
Inc.                                           Columbus, OH


WPGH Licensee, Inc.                            WPGH-TV
                                               Pittsburgh, PA

WCGV Licensee, Inc.                            WCGV-TV
                                               Milwaukee, Wisconsin

WTTO Licensee, Inc.                            WTTO(TV)
                                               Birmingham, Alabama

WLFL Licensee, Inc.                            WLFL(TV)
                                               Raleigh, North Carolina

WTVZ Licensee, Inc.                            WTVZ-TV
                                               Norfolk, Virginia

WSTR Licensee, Inc.                            WSTR-TV
                                               Cincinnati, Ohio

KSMO Licensee, Inc.                            KSMO-TV
                                               Kansas City, MO

WYZZ Licensee Inc.                             WYZZ(TV)
                                               Bloomington, Illinois

Superior OK License Corp.                      KOCB(TV)
                                               Oklahoma City, OK

Superior KY License Corp.                      WDKY-TV
                                               Danville, KY

WSMH Licensee, Inc.                            WSMH(TV)
                                               Flint, MI

KOVR Licensee, Inc.                            KOVR(TV)
                                               Stockton, CA

KDSM Licensee, Inc.                            KDSM-TV
                                               Des Moines, IA

KDNL Licensee, Inc.                            KDNL-TV
                                               St. Louis, MO

KUPN Licensee, Inc.                            KUPN(TV)
                                               Las Vegas, NV

KABB Licensee, Inc.                            KABB(TV)
                                               San Antonio, TX

WLOS Licensee, Inc.                            WLOS(TV)
                                               Asheville, NC

                                       30

Sinclair Radio of Los Angeles Licensee, Inc.   KBLA(AM)
                                               Santa Monica, CA

Sinclair Radio of New Orleans Licensee, Inc.   WWL(AM), New Orleans, Louisiana
                                               WSMB(AM), New Orleans, Louisiana
                                               WLMG(FM), New Orleans, Louisiana
                                               KMEZ(FM), Belle Chasse, Louisiana

Sinclair Radio of Buffalo Licensee, Inc.       WBEN(AM), Buffalo, New York
                                               WWKB(AM), Buffalo, New York
                                               WMJQ(FM), Buffalo, New York
                                               WKSE(FM), Niagara Falls, New York
                                               WGR(AM), Buffalo, New York
                                               WWWS (AM), Buffalo, New York

Sinclair Radio of Memphis Licensee, Inc.       WJCE(AM), Memphis, Tennessee
                                               WRVR-FM, Memphis, Tennessee
                                               WOGY-FM, Germantown, Tennessee

Sinclair Radio of Nashville Licensee, Inc.     WLAC(AM), Nashville, Tennessee
                                               WLAC-FM, Nashville, Tennessee
                                               WJZC(FM), Russellville, Kentucky

Sinclair Radio of Wilkes-Barre Licensee, Inc.  WGBI(AM), Scranton, Pennsylvania
                                               WILK(AM), Wilkes-Barre, Pennsylvania
                                               WGGY(FM), Scranton, Pennsylvania
                                               WKRZ(FM), Wilkes-Barre, Pennsylvania
                                               WILP(AM), West Hazelton, Pennsylvania
                                               WWFH(FM), Freeland, Pennsylvania
                                               WKRF(FM), Tobyhanna, Pennsylvania
                                               WWSH(FM), Pittston, Pennsylvania

Sinclair Radio of St. Louis Licensee, Inc.     WVRV(FM), East St. Louis, Illinois
                                               KPNT(FM), St. Genevieve, Missouri

To such counsel's knowledge, all of the licenses held by the subsidiaries identified in this paragraph (ii) necessary to operate their respective stations (the "FCC Material Licenses") are valid and in full force and effect. The stations identified in this paragraph (ii) are collectively referred to as the "Stations."

                   (iii) To the best of such counsel's knowledge, Baltimore (WNUV-TV) Licensee, Inc. is the licensee of WNUV-TV, Baltimore, Maryland; WVTV Licensee, Inc. is the licensee of WVTV(TV), Milwaukee, Wisconsin; WPTT, Inc. is the licensee of WPTT(TV), Pittsburgh, Pennsylvania; Raleigh (WRDC-TV) Licensee, Inc. is the licensee of WRDC(TV), Durham, North Carolina; River City License Partnership is the licensee of WTTV(TV), Bloomington, Indiana and WTTK(TV), Kokomo, Indiana; Anderson (WFBC-TV) Licensee, Inc. is the licensee of WFBC-TV, Anderson, South Carolina; San Antonio (KRRT-TV) Licensee, Inc. is the licensee of KRRT(TV), Kerrville, Texas; Tiab

Communications Corporation is the licensee of WILT(AM), Mt. Pocono, Pennsylvania; WDBB-TV, Inc. is the licensee of WDBB(TV), Tuscaloosa, Alabama; Birmingham (WABM-TV) Licensee, Inc., is the licensee of WABM(TV), Birmingham, Alabama; Emro Communications, Inc. is the licensee of WKXP(FM), Benton, Pennsylvania; and Phase II Broadcasting, Inc. is the licensee of WLTS-FM, Slidell, Louisiana and WTKL(FM), New Orleans, Louisiana. To the best of such counsel's knowledge, Baltimore (WNUV-TV) Licensee, Inc., WVTV Licensee, Inc., WPTT, Inc., Raleigh (WRDC-TV) Licensee, Inc., River City License Partnership, Anderson (WFBC-TV) Licensee, Inc., San Antonio (KRRT-TV) Licensee, Inc., Tiab Communications Corporation, WDBB-TV, Inc., and Birmingham (WABM-TV) Licensee, Inc., (collectively the "LMA Station Licensees"), except as disclosed in the Prospectus, are authorized to own and operate their respective LMA stations identified in this Paragraph (iii) (each individually a "LMA Station" and collectively the "LMA Stations". To such counsel's knowledge, the licenses held by the LMA Station Licensees to own and operate their respective LMA Stations are valid and in full force and effect.

                   (iv) Except as set forth in the Prospectus, to such counsel's knowledge, there are no proceedings pending or threatened in writing under the Communications Laws that are specifically directed against the Company, the Subsidiaries, or the Stations before or by the FCC or any court having jurisdiction over matters arising under the Communications Laws, relating to any invalidity, revocation, or modification of any FCC Material Licenses, wherein an unfavorable ruling, decision, or finding would materially and adversely change the financial condition, business or properties of the Company and the Subsidiaries individually or taken as a whole. To such counsel's knowledge, based solely upon such counsel's examination of records available for public inspection at the FCC in Washington, D.C., the Stations are operating in compliance with their FCC Material Licenses, except possibly for noncompliance that would not have a material adverse effect on the financial condition, business or properties of the Company and the Subsidiaries individually or taken as a whole.

                   (v) The statements in the Prospectus under the captions (a) "RISK FACTORS--Competition" "--Impact of New Technologies," "--Governmental Regulations; Necessity of Maintaining FCC Licenses," "--Multiple Ownership Rules and Effect on LMAs," and "--LMAs - Rights of Preemption and Termination" and (b) "BUSINESS OF SINCLAIR-- Federal Regulation of Television and Radio Broadcasting" insofar as such statements constitute a summary of material Communications Laws and material proceedings, fairly and in all material respects present the information contained under such captions in light of the circumstances in which such statements are made, and to the extent they constitute matters of law and legal conclusions under the Communications Laws, fairly and in all material respects accurately present the information contained under such captions in light of the circumstances in which such statements are made.

         Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers or other appropriate representatives of the Company and the Subsidiaries and certificates of public officials.

             (f)   The Underwriters shall have  received on the Closing  Date an opinion of Fried, Frank, Harris, Shriver & Jacobson, counsel for the Underwriters, dated the Closing Date and addressed to the Underwriters, with respect to the matters agreed upon. In addition, such opinion shall also state the following: In the course of the preparation by the Company and the Guarantors of the Registration Statement and the Prospectus, such counsel participated in conferences with certain of the officers and representatives of, and the independent public accountants for, the Company and the Guarantors, at which the Registration Statement and the Prospectus were discussed. Between the date of effectiveness of the Registration Statement and the time of delivery of such opinion, such counsel attended additional conferences with certain of the officers and representatives of the Company and the Guarantors, at which the contents of the Prospectus were discussed to a limited extent. Given the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process, such counsel is not passing upon or assuming any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and has not made any independent check or verification thereof. Subject to the foregoing and on the basis of the information gained in the performance of the services referred to above, including information obtained from officers and other representatives of, and the independent public accountants for, the Company and the Guarantors, no facts have come to such counsel's attention that cause such counsel to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus as of its effective date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading. Also, subject to the foregoing, no facts have come to such counsel's attention in the course of proceedings described in the second sentence of this paragraph that cause such counsel to believe that the Prospectus, at the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading. Such counsel express no view or belief, however, with respect to financial statements, notes or schedules thereto or other financial information included in or omitted from the Registration Statement or Prospectus.

             In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the federal law of the United States, the law of the State of New York, and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers or other appropriate representatives of the Company and the Subsidiaries and certificates of public officials.

             (g) The Underwriters shall have received letters addressed to the Underwriters and dated the date hereof and the Closing Date from Arthur Andersen LLP, Ernst & Young LLP, KPMG Peat Marwick and Price Waterhouse LLP, independent certified public accountants, substantially in the forms heretofore approved by you.

             (h) At the Closing Date, the Underwriters shall have received a certificate of the Chief Financial Officer of the Company as to certain agreed upon financial matters.

             (i) At the Closing Date, the Underwriters shall have received a certificate of the Chief Financial Officer of the Company and the Subsidiaries to the effect that each of the Company and the Subsidiaries is, and immediately after the Closing Date will be, Solvent (as such term is defined herein in Section 6(gg)).

             (j) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission at or prior to the Closing Date; (ii) there shall not have been any change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectus (or any amendment or supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and Prospectus (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole; (iv) the Company and the Subsidiaries shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company and the Subsidiaries, taken as a whole, other than those reflected in the Registration Statement or the Prospectus (or any amendment or supplement thereto); and (v) all the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you), to the effect set forth in this Section 8(j) and in Sections 8(k) and 8(m) hereof.

                  (k) The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements contained in this Agreement and required to be performed or complied with by it hereunder at or prior to the Closing Date.

             (l) There shall not have been any announcement by any "nationally recognized statistical rating organization," as defined for purposes of Rule 436(g) under the Act, that (i) it is downgrading its rating assigned to any class of securities of the Company or any of its Subsidiaries, or (ii) it is reviewing its ratings assigned to any class of securities of the Company with a view to possible downgrading, or with negative implications, or direction not determined.

             (m) The Company and the Guarantors shall have furnished or caused to be furnished to the Underwriters such further certificates and documents as the Underwriters shall have requested.

         All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

         Any certificate or document signed by any officer of the Company and delivered to the Underwriters, or to counsel for the Underwriters, shall be deemed a representation and warranty by the Company to each Underwriter as to the statements made therein.

         9. Expenses. Each of the Company and the Guarantors jointly and severally agree to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prepricing Prospectus, the Prospectus, and each amendment or supplement to any of them, this Agreement, the Notes and the Indenture; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prepricing Prospectus, the Prospectus, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Notes; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Notes, including any stamp taxes in connection with the original issuance and sale of the Notes; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Notes; (v) the lodging, meals and expenses incurred by or on behalf of the Company's officers in connection with presentations to prospective purchasers of the Notes; (vi) the registration or qualification of the Notes for offer and sale under the securities or blue sky laws of the several states as provided in
Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); and (vii) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Guarantors.

         10. Effective Date of Agreement. This Agreement shall become effective:
(i) upon the execution and delivery hereof by the parties hereto; or (ii) if, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto to be declared effective before the offering of the Notes may commence, when notification of the effectiveness of the Registration Statement or such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying the Underwriters, or may be terminated by the Underwriters, by notifying the Company.

         11. Termination of Agreement. This Agreement shall be subject to termination in the absolute discretion of the Underwriters, without liability on the part of any Underwriter to the Company or any Guarantor, if prior to the Closing Date, as the case may be, (i) trading in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (ii) trading in the Class A Common Stock on the Nasdaq National Market shall have been suspended or materially limited, (iii) a general moratorium on commercial banking activities in New York or Maryland shall have been declared by either federal or state authorities, or
(iv) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to commence or continue the offering of the Notes at the offering price to the public set forth on the cover page of the Prospectus or to enforce contracts for the resale of the Notes by the Underwriters. Notice of such termination may be given to the Company by fax, telegram, telecopy or telephone and shall be subsequently confirmed by letter.

         12. Information Furnished by the Underwriters. The statements set forth in the last paragraph on the cover page, the stabilization legend on the inside cover page, and the statements in the third and sixth paragraphs under the caption "Underwriting" in any Prepricing Prospectus and in the Prospectus constitute the only information furnished by or on behalf of the Underwriters through you as such information is referred to in Sections 6(b) and 7 hereof.

         13. Miscellaneous. Except as otherwise provided in Sections 5, 10 and 11 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company or any Guarantor, at the office of the Company at 2000 West 41st Street, Baltimore, Maryland 21211,
Attention: David D. Smith, President, with a copy to Sinclair Communications, Inc. 2000 West 41st Street, Baltimore, MD 21211, Attention: General Counsel and a copy to Thomas & Libowitz, P.A., 100 Light Street, Suite 1100, Baltimore, Maryland 21202, Attention: Steven A. Thomas, Esq., with a copy to Wilmer, Cutler & Pickering, 2445 M Street, Washington, D.C. 20037, Attention: John B. Watkins, Esq.; or (ii) if to the Underwriters, c/o Salomon Brothers Inc, Seven World Trade Center, New York, New York 10048, Attention: Manager, Investment Banking Division, with a copy to Fried, Frank, Harris, Shriver &

Jacobson, One New York Plaza, New York, New York 10004, Attention: Valerie Ford Jacob, Esq.

         This Agreement has been and is made solely for the benefit of the Underwriters, the Company, its Guarantors, their directors and officers, and the other controlling persons referred to in Section 7 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any Underwriter of any of the Notes in his status as such purchaser.

         14. APPLICABLE LAW; COUNTERPARTS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK AND WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

         This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

         Please confirm that the foregoing correctly sets forth the agreement between the Company, the Guarantors and the several Underwriters.


                                            Very truly yours,

                              SINCLAIR BROADCAST GROUP, INC.



                              By: /s/ David B. Amy
                              Name: David B. Amy
                              Title: Chief Financial Officer

                              GUARANTORS:

                              CHESAPEAKE TELEVISION, INC.
                              CHESAPEAKE TELEVISION LICENSEE
                              FSF-TV, INC.
                              KABB LICENSEE, INC.
                              KDNL LICENSEE, INC.
                              KSMO, INC.
                              KSMO LICENSEE, INC.
                              KUPN LICENSEE, INC.
                              SCI-INDIANA LICENSEE, INC.
                              SCI-SACRAMENTO LICENSEE, INC.
                              SINCLAIR COMMUNICATIONS, INC.
                              SINCLAIR RADIO OF ALBUQUERQUE, INC.
                              SINCLAIR RADIO OF ALBUQUERQUE LICENSEE, INC.
                              SINCLAIR RADIO OF BUFFALO, INC.
                              SINCLAIR RADIO OF BUFFALO LICENSEE, INC.
                              SINCLAIR RADIO OF GREENVILLE, INC.
                              SINCLAIR RADIO OF GREENVILLE LICENSEE, INC.
                              SINCLAIR RADIO OF LOS ANGELES, INC.
                              SINCLAIR RADIO OF LOS ANGELES LICENSEE, INC.
                              SINCLAIR RADIO OF MEMPHIS, INC.
                              SINCLAIR RADIO OF MEMPHIS LICENSEE, INC.
                              SINCLAIR RADIO OF NASHVILLE, INC.
                              SINCLAIR RADIO OF NASHVILLE LICENSEE, INC.
                              SINCLAIR RADIO OF NEW ORLEANS, INC.
                              SINCLAIR RADIO OF NEW ORLEANS LICENSEE, INC.
                              SINCLAIR RADIO OF ST. LOUIS, INC.
                              SINCLAIR RADIO OF ST. LOUIS LICENSEE, INC.
                              SINCLAIR RADIO OF WILKES-BARRE, INC.
                              SINCLAIR RADIO OF WILKES-BARRE LICENSEE, INC. SUPERIOR COMMUNICATIONS OF KENTUCKY, INC. SUPERIOR COMMUNICATIONS OF OKLAHOMA, INC. SUPERIOR KY LICENSE CORP.
                              SUPERIOR OK LICENSE CORP.
                              TUSCALOOSA BROADCASTING, INC.
                              WCGV, INC.

                              WCGV LICENSEE, INC.
                              WDBB, INC.
                              WLFL, INC.
                              WLFL LICENSEE, INC.
                              WLOS LICENSEE, INC.
                              WPGH, INC.
                              WPGH LICENSEE, INC.
                              WSMH, INC.
                              WSMH LICENSEE, INC.
                              WSTR, INC.
                              WSTR LICENSEE, INC.
                              WSYX, INC.
                              WTTE, CHANNEL 28, INC.
                              WTTE, CHANNEL 28 LICENSEE, INC.
                              WTTO, INC.
                              WTTO LICENSEE, INC.
                              WTVZ, INC.
                              WTVZ LICENSEE, INC.
                              WYZZ, INC.
                              WYZZ LICENSEE, INC.


                              By: /s/ David B. Amy
                                 ----------------------------
                              Name:  David B. Amy
                              Title: Secretary


SALOMON BROTHERS INC
CHASE SECURITIES INC.


By:  SALOMON BROTHERS INC


By: /s/ Michael E. Anderson
   ------------------------
   Name:  Michael E. Anderson
   Title: Managing Director

                                   SCHEDULE I

                         SINCLAIR BROADCAST GROUP, INC.



Underwriter                                          Principal Amount of Notes

Salomon Brothers Inc                                            $187,500,000
Chase Securities Inc.                                          $  62,500,000

                                                     -----------------------
                                         Total:                 $250,000,000
                                         -----

                                    EXHIBIT A




                            DESCRIPTION OF THE NOTES



     The following description of the particular terms of the Notes supplements, and to the extent inconsistent therewith, replaces, the description of the general terms and provisions set forth in the Prospectus, to which description reference is hereby made. See "Description of Debt Securities" in the accompanying Prospectus. The Notes will constitute Subordinated Debt Securities as described in the Prospectus.

     The Notes offered hereby will be issued under an Indenture (the "Base Indenture") to be entered into among the Company and First Union National Bank, as trustee (the "Trustee"), as supplemented by the First Supplemental Indenture thereto to be entered into among the Company, the Guarantors and the Trustee (the "Supplemental Indenture" and, together with the Base Indenture, the "Indenture"). The following summary of the material provisions of the Indenture does not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by reference to the Trust Indenture Act. For definitions of certain capitalized terms used in the following summary, see "Certain Definitions." Section references herein are to the Indenture. A form of the Base Indenture has been filed as an exhibit to the registration statement of which this Prospectus Supplement is a part and the Base Indenture and the form of Supplemental Indenture will be filed as an exhibit to a report incorporated by reference herein prior to the issuance of the Notes.


GENERAL


     The Notes will mature on December 15, 2007, will be limited to $250,000,000 aggregate principal amount, and will be unsecured senior subordinated obligations of the Company. Each Note will bear interest at 8 3/4% per annum from its date of issuance or from the most recent interest payment date to which interest has been paid, payable semiannually on June 15 and December 15 each year, commencing June 15, 1998, to the Person in whose name the Note (or any predecessor Note) is registered at the close of business on the June 1 or December 1 next preceding such interest payment date.


     Payment of the Notes is guaranteed by the Guarantors, jointly and severally, on a senior subordinated basis. The Guarantors are comprised of all of the Subsidiaries of the Company other than Cresap Enterprises, Inc., KDSM,
Inc., KDSM Licensee, Inc. and the Trust. The Guarantors represented approximately 97.9% of total tangible assets as of September 30, 1997 and 98.3% of pro forma broadcast cash flow (giving effect to the 1996 Acquisitions, the HYTOPS Issuance, the July Debt Issuance, the Heritage Acquisition, the Preferred Stock Offering, the Common Stock Offering, the completion of the Tender Offer and the Offering and the application of the net proceeds thereof as set forth in "Use of Proceeds") and 85.3% of income before provision or benefit for income taxes for the year ended December 31, 1996 of the Company in each case on a consolidated basis. See "Guarantees."

     Principal of, premium, if any, and interest on the Notes will be payable, and the Notes will be exchangeable and transferable, at the office or agency of the Company maintained for such purposes (which initially will be the Trustee); provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto as shown on the security register. The Notes will be issued only in fully registered form without coupons, in denominations of $1,000 and any integral multiple thereof. (Section
302) See "-- Book-Entry Securities; The Depository Trust Company; Delivery and Form." No service charge will be made for any registration of transfer, exchange or redemption of Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith. (Section 306)

OPTIONAL REDEMPTION


     The Notes will be subject to redemption at any time on or after December 15, 2002, at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days' prior notice by first-class mail in amounts of $1,000 or an integral multiple thereof at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning December 15 of the years indicated below:




                   REDEMPTION
          YEAR       PRICE
---------------- -------------
          2002     104.375%
          2003      102.917
          2004      101.458


and thereafter at 100% of the principal amount, in each case together with accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on relevant record dates to receive interest due on an interest payment date).


     In addition, at any time on or prior to December 15, 2000, the Company may redeem up to 25% of the original principal amount of Notes with the net proceeds of a Public Equity Offering of the Company at 108.75% of the aggregate principal amount, together with accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on relevant record dates to receive interest due on an interest payment date).


     If less than all of the Notes are to be redeemed, the Trustee shall select the Notes or portions thereof to be redeemed pro rata, by lot or by any other method the Trustee shall deem fair and reasonable. (Sections 1101, 1105 and
1107)


SINKING FUND

     There will be no sinking fund.


SUBORDINATION

     The payment of the principal of, premium, if any, and interest on, the Notes will be subordinated in right of payment, as set forth in the Indenture, to the prior payment in full of all Senior Indebtedness in cash or cash equivalents or in any other form as acceptable to the holders of Senior Indebtedness. The Notes will be senior subordinated indebtedness of the Company ranking pari passu with all other existing and future senior subordinated indebtedness of the Company and senior to all existing and future Subordinated Indebtedness of the Company. (Section 1201)

     During the continuance of any default in the payment of any Designated Senior Indebtedness no payment (other than payments previously made pursuant to the provisions described under "-- Defeasance or Covenant Defeasance of
Indenture") or distribution of any assets of the Company of any kind or character (excluding certain permitted equity interests or subordinated securities) shall be made on account of the principal of, premium, if any, or interest on, the Notes or on account of the purchase, redemption, defeasance or other acquisition of, the Notes unless and until such default has been cured, waived or has ceased to exist or such Designated Senior Indebtedness shall have been discharged or paid in full in cash or cash equivalents or in any other form as acceptable to the holders of Senior Indebtedness after which the Company shall resume making any and all required payments in respect of the Notes, including any missed payments.


     During the continuance of any non-payment default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated (a "Non-payment Default") and after the receipt by the Trustee from a representative of the holder of any Designated Senior Indebtedness of a written notice of such Non-payment Default, no payment (other than payments previously made pursuant to the provisions described under "-- Defeasance or Covenant Defeasance of Indenture") or distribution of any assets of the Company of any kind or character (excluding certain permitted equity or subordinated securities) may be made by the Company on account of the principal of, premium, if any, or interest on, the Notes or on account of the purchase, redemption, defeasance or other acquisition of, the Notes for the period specified below (the "Payment Blockage Period").

     The Payment Blockage Period shall commence upon the receipt of notice of the Non-payment Default by the Trustee and the Company from a representative of the holder of any Designated Senior Indebtedness and shall end on the earliest of (i) the first date on which more than 179 days shall have elapsed since the receipt of such written notice (provided such Designated Senior Indebtedness as to which notice was given shall not theretofore have been accelerated), (ii) the date on which such Non-payment Default (and all Non-payment Defaults as to which notice is given after such Payment Blockage Period is initiated) are cured, waived or ceased to exist or on which such Designated Senior Indebtedness is discharged or paid in full in cash or cash equivalents or in any other form as acceptable to the holders of Designated Senior Indebtedness or (iii) the date on which such Payment Blockage Period (and all Non-payment Defaults as to which notice is given after such Payment Blockage Period is initiated) shall have been terminated by written notice to the Company or the Trustee from the representatives of holders of Designated Senior Indebtedness initiating such Payment Blockage Period, after which, in the case of clauses (i), (ii) and
(iii), the Company shall promptly resume making any and all required payments in respect of the Notes, including any missed payments. In no event will a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Company or the Trustee of the notice initiating such Payment Blockage Period (such 179-day period referred to as the "Initial Period"). Any number of notices of Non-payment Defaults may be given during the Initial Period; provided that during any 365-day consecutive period only one Payment Blockage Period during which payment of principal of, or interest on, the Notes may not be made may commence and the duration of the Payment Blockage Period may not exceed 179 days. No Non-payment Default with respect to Designated Senior Indebtedness which existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or can be, made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 365 consecutive days, unless such default has been cured or waived for a period of not less than 90 consecutive days. (Section 1203)

     If the Company fails to make any payment on the Notes when due or within any applicable grace period, whether or not on account of the payment blockage provisions referred to above, such failure would constitute an Event of Default under the Indenture and would enable the holders of the Notes to accelerate the maturity thereof. See "-- Events of Default."

     The Indenture provides that in the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or its assets, or any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or any assignment for the benefit of creditors or any other marshalling of assets or liabilities of the Company, all Senior Indebtedness must be paid in full in cash or cash equivalents or in any other manner acceptable to the holders of Senior Indebtedness, or provision made for such payment, before any payment or distribution (excluding distributions of certain permitted equity or subordinated securities) is made on account of the principal of, premium, if any, or interest on the Notes. (Section 1202)

     By reason of such subordination, in the event of liquidation or insolvency, creditors of the Company who are holders of Senior Indebtedness may recover more, ratably, than the holders of the Notes, and funds which would be otherwise payable to the holders of the Notes will be paid to the holders of the Senior Indebtedness to the extent necessary to pay the Senior Indebtedness in full in cash or cash equivalents or in any other manner acceptable to the holders of Senior Indebtedness, and the Company may be unable to meet its obligations fully with respect to the Notes.

     Each Guarantee of a Guarantor will be an unsecured senior subordinated obligation of such Guarantor, ranking pari passu with, or senior in right of payment to, all other existing and future Indebtedness of such Guarantor that is expressly subordinated to Guarantor Senior Indebtedness. The Indebtedness evidenced by the Guarantees will be subordinated to Guarantor Senior Indebtedness to the same extent as the Notes are subordinated to Senior Indebtedness and during any period when payment on the Notes is blocked by Designated Senior Indebtedness, payment on the Guarantees is similarly blocked.

     "Senior Indebtedness" is defined as the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law whether or not allowable as a claim in such proceeding) on any Indebtedness of the Company (other than as otherwise provided in this definition), whether outstanding on the date of the Indenture or thereafter created, incurred or assumed, and whether at any time owing, actually or contingent, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, "Senior Indebtedness" shall include
(i) the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law whether or not allowable as a claim in such proceeding) and all other obligations of every nature of the Company from time to time owed to the lenders (or their agent) under the Bank Credit Agreement; provided, however, that any Indebtedness under any refinancing, refunding or replacement of the Bank Credit Agreement shall not constitute Senior Indebtedness to the extent that the Indebtedness thereunder is by its express terms subordinate to any other Indebtedness of the Company, (ii) Indebtedness outstanding under the Founders' Notes and (iii) Indebtedness under Interest Rate Agreements. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (i) Indebtedness evidenced by the Notes, (ii) Indebtedness that is subordinate or junior in right of payment to any Indebtedness of the Company,
(iii) Indebtedness which when incurred and without respect to any election under
Section 1111(b) of Title 11 United States Code, is without recourse to the Company, (iv) Indebtedness which is represented by Disqualified Equity Interests, (v) any liability for foreign, federal, state, local or other taxes owed or owing by the Company, (vi) Indebtedness of the Company to the extent such liability constitutes Indebtedness to a Subsidiary or any other Affiliate of the Company or any of such Affiliate's subsidiaries, (vii) that portion of any Indebtedness which at the time of issuance is issued in violation of the Indenture, (viii) Indebtedness owed by the Company for compensation to employees or for services and (ix) Indebtedness outstanding under the Minority Note.


     "Guarantor Senior Indebtedness" is defined as the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy laws whether or not allowable as a claim in such proceeding) on any Indebtedness of any Guarantor (other than as otherwise provided in this definition), whether outstanding on the date of the Indenture or thereafter created, incurred or assumed, and whether at any time owing, actually or contingent, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to any Guarantee. Without limiting the generality of the foregoing, "Guarantor Senior Indebtedness" shall include (i) the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law whether or not allowable as a claim in such proceeding) and all other obligations of every nature of any Guarantor from time to time owed to the lenders (or their agent) under the Bank Credit Agreement; provided, however, that any Indebtedness under any refinancing, refunding, or replacement of the Bank Credit Agreement shall not constitute Guarantor Senior Indebtedness to the extent that the Indebtedness thereunder is by its express terms subordinate to any other Indebtedness of any Guarantor,
(ii) Indebtedness evidenced by any guarantee of the Founders' Notes and (iii) Indebtedness under Interest Rate Agreements. Notwithstanding the foregoing, "Guarantor Senior Indebtedness" shall not include (i) Indebtedness evidenced by the Guarantees, (ii) Indebtedness that is subordinate or junior in right of payment to any Indebtedness of any Guarantor, (iii) Indebtedness which when incurred and without respect to any election under Section 1111(b) of Title 11 of the United States Code, is without recourse to any Guarantor, (iv) Indebtedness which is represented by Disqualified Equity Interests, (v) any liability for foreign, federal, state, local or other taxes owed or owing by any Guarantor to the extent such liability constitutes Indebtedness, (vi) Indebtedness of any Guarantor to a Subsidiary or any other Affiliate of the Company or any of such Affiliate's subsidiaries, (vii) Indebtedness evidenced by any guarantee of any Subordinated Indebtedness or Pari Passu Indebtedness,
(viii) that portion of any Indebtedness which at the time of issuance is issued in violation of the Indenture, (ix) Indebtedness owed by any Guarantor for compensation to employees or for services and (x) any guarantee of the Minority Note.

     "Designated Senior Indebtedness" is defined as (i) all Senior Indebtedness outstanding under the Bank Credit Agreement and (ii) any other Senior Indebtedness which is incurred pursuant to an agreement (or series of related agreements) simultaneously entered into providing for indebtedness, or commitments to lend, of at least $25,000,000 at the time of determination and is specifically designated in the instrument evidencing such Senior Indebtedness or the agreement under which such Senior Indebtedness arises as "Designated Senior Indebtedness" by the Company.


     As of September 30, 1997, on a pro forma basis, after giving effect to the Heritage Acquisition, the completion of the Tender Offer and the Offering and the application of the net proceeds thereof as set forth in "Use of Proceeds," the aggregate amount of Senior Indebtedness that would have ranked senior in right of payment to the Notes would have been $704.4 million, and the aggregate amount of indebtedness that is pari passu in right of payment with the Notes would have been $500 million. See "Risk Factors -- Subordination of the Subordinated Debt Guarantees and the Related Guarantees; Asset Encumbrances" in the accompanying Prospectus. The Company's and its Subsidiaries' ability to incur additional Indebtedness is restricted as set forth under "Certain Covenants -- Limitation on Indebtedness." Any Indebtedness which can be incurred may constitute additional Senior Indebtedness or Guarantor Senior Indebtedness.



GUARANTEES


     The Guarantors will, jointly and severally, unconditionally guarantee the due and punctual payment of principal of, premium, if any, and interest on, the Notes. Such Guarantees will be subordinated to the Guarantor Senior Indebtedness. See "-- Subordination." As of September 30, 1997, on a pro forma basis, after giving effect to the Heritage Acquisition, the completion of the Tender Offer and the Offering and the application of the net proceeds thereof as set forth in "Use of Proceeds," the aggregate amount of Guarantor Senior Indebtedness that would have ranked senior in right of payment to the Guarantees would have been $704.4 million (including $697.7 million of outstanding indebtedness representing guarantees of Senior Indebtedness). In addition, under certain circumstances described under "-- Certain Covenants -- Limitation on Issuances of Guarantees of and Pledges for Indebtedness," the Company is required to cause the execution and delivery of additional Guarantees by Restricted Subsidiaries. (Section 1014)

     In addition, upon any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's Equity Interest in, or all or substantially all of the assets of, any Guarantor, which is in compliance with the Indenture, such Guarantor shall be released from all its obligations under its Guarantee.

     The Guarantors consist of all of the Company's existing Subsidiaries other than Cresap Enterprises, Inc., KDSM, Inc., KDSM Licensee Inc. and the Trust which are: Chesapeake Television, Inc., a Maryland corporation, Chesapeake Television Licensee, Inc., a Delaware corporation, FSF-TV, Inc., a North Carolina corporation, KABB Licensee, Inc., a Delaware corporation, KDNL Licensee, Inc., a Delaware corporation, KSMO, Inc., a Maryland corporation, KSMO Licensee, Inc., a Delaware corporation, KUPN Licensee, Inc., a Maryland corporation, SCI-Indiana Licensee, Inc., a Delaware corporation, SCI-Sacramento Licensee, Inc., a Delaware corporation, Sinclair Communications, Inc., a
Maryland   corporation,   Sinclair  Radio  of  Albuquerque,   Inc.,  a  Maryland
corporation, Sinclair Radio of Albuquerque Licensee, Inc., a Delaware corporation, Sinclair Radio of Buffalo, Inc., a Maryland corporation, Sinclair Radio of Buffalo Licensee, Inc., a Delaware corporation, Sinclair Radio of Greenville, Inc., a Maryland corporation, Sinclair Radio of Greenville Licensee, Inc., a Delaware corporation, Sinclair Radio of Los Angeles, Inc., a Maryland corporation, Sinclair Radio of Los Angeles Licensee, Inc., a Delaware corporation, Sinclair Radio of Memphis, Inc., a Maryland corporation, Sinclair Radio of Memphis Licensee, Inc., a Delaware corporation, Sinclair Radio of Nashville, Inc., a Maryland corporation, Sinclair Radio of Nashville Licensee, Inc., a Delaware corporation, Sinclair Radio of New Orleans, Inc., a Maryland corporation, Sinclair Radio of New Orleans Licensee, Inc., a Delaware corporation, Sinclair Radio of St. Louis, Inc., a Maryland corporation, Sinclair Radio of St. Louis Licensee, Inc., a Delaware corporation, Sinclair Radio of Wilkes-Barre, Inc., a Maryland corporation, Sinclair Radio of Wilkes- Barre Licensee, Inc., a Delaware corporation, Superior Communications of Kentucky, Inc., a Delaware corporation, Superior Communications of Oklahoma, Inc., an Oklahoma corporation, Superior KY License Corp., a Delaware corporation, Superior OK License Corp., a Delaware corporation, Tuscaloosa Broadcasting, Inc., a Maryland corporation, WCGV, Inc., a Maryland corporation, WCGV Licensee, Inc., a Delaware corporation, WDBB, Inc., a Maryland corporation, WLFL, Inc., a Maryland corporation, WLFL Licensee, Inc., a Delaware corporation, WLOS Licensee, Inc., a Delaware corporation, WPGH, Inc., a Maryland corporation, WPGH Licensee, Inc., a Maryland corporation, WSMH, Inc., a Maryland corporation, WSMH Licensee, Inc., a Delaware corporation, WSTR, Inc., a Maryland corporation, WSTR Licensee, Inc., a Maryland corporation, WSYX, Inc., a Maryland corporation, WTTE, Channel 28, Inc., a Maryland corporation, WTTE, Channel 28 Licensee, Inc., a Maryland corporation, WTTO, Inc., a Maryland corporation, WTTO Licensee, Inc., a Delaware corporation, WTVZ, Inc., a Maryland corporation, WTVZ Licensee, Inc., a Maryland corporation, WYZZ, Inc., a Maryland corporation, and WYZZ Licensee, Inc., a Delaware corporation.



CERTAIN COVENANTS

     The Indenture contains, among others, the following covenants:

     Limitation on Indebtedness. The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or directly or indirectly guarantee or in any other manner become directly or indirectly liable for ("incur") any Indebtedness (including Acquired Indebtedness), except that the Company may incur Indebtedness and a Guarantor may incur Permitted Subsidiary Indebtedness if, in each case, the Debt to Operating Cash Flow Ratio of the Company and its Restricted Subsidiaries at the time of the incurrence of such Indebtedness, after giving pro forma effect thereto, is 7:1 or less.

     The foregoing limitation will not apply to the incurrence of any of the following (collectively, "Permitted Indebtedness"):

       (i) Indebtedness of the Company under the Bank Credit Agreement in an aggregate principal amount at any one time outstanding not to exceed $50.0 million under any revolving credit facility thereunder;

       (ii) Indebtedness of the Company pursuant to the Notes and Indebtedness of any Guarantor pursuant to a Guarantee;

       (iii) Indebtedness of any Guarantor consisting of a guarantee of the Company's Indebtedness under the Bank Credit Agreement;

       (iv) Indebtedness of the Company or any Restricted Subsidiary outstanding on the date of the Supplemental Indenture and listed on a schedule thereto;

       (v) Indebtedness of the Company owing to a Restricted Subsidiary; provided that any Indebtedness of the Company owing to a Restricted Subsidiary that is not a Guarantor is made pursuant to an intercompany note in the form attached to the Supplemental Indenture and is subordinated in right of payment from and after such time as the Notes shall become due and payable (whether at Stated Maturity, acceleration or otherwise) to the payment and performance of the Company's obligations under the Notes; provided, further, that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to a Wholly Owned Restricted Subsidiary or a pledge to or for the benefit of the lenders under the Bank Credit Agreement) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (v);

       (vi) Indebtedness of a Wholly Owned Restricted Subsidiary owing to the Company or another Wholly Owned Restricted Subsidiary; provided that, with respect to Indebtedness owing to a Wholly Owned Subsidiary that is not a Guarantor, (x) any such Indebtedness is made pursuant to an intercompany note in the form attached to the Supplemental Indenture and (y) any such Indebtedness shall be subordinated in right of payment from and after such time as the obligations under the Guarantee by such Wholly Owned Restricted Subsidiary shall become due and payable to the payment and performance of such Wholly Owned Restricted Subsidiary's obligations under its Guarantee; provided, further, that (a) any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to the Company or a Wholly Owned Restricted Subsidiary or pledge to or for the benefit of the lenders under the Bank Credit Agreement) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (vi) and (b) any transaction pursuant to which any Wholly Owned Restricted Subsidiary, which has Indebtedness owing to the Company or any other Wholly Owned Restricted Subsidiary, ceases to be a Wholly Owned Restricted Subsidiary shall be deemed to be the incurrence of Indebtedness by such Wholly Owned Restricted Subsidiary that is not permitted by this clause (vi);

       (vii) guarantees of any Restricted Subsidiary made in accordance with the provisions of " -- Limitation on Issuances of Guarantees of and Pledges for Indebtedness";

       (viii) obligations of the Company entered into in the ordinary course of business pursuant to Interest Rate Agreements designed to protect the Company against fluctuations in interest rates in respect of Indebtedness of the Company as long as such obligations at the time incurred do not exceed the aggregate principal amount of such Indebtedness then outstanding or in good faith anticipated to be outstanding within 90 days of such occurrence;

       (ix) any renewals, extensions, substitutions, refundings, refinancings or replacements (collectively, a "refinancing") of any Indebtedness described in clauses (ii), (iii), (iv) and (v) above, including any successive refinancings so long as the aggregate principal amount of Indebtedness represented thereby is not increased by such refinancing plus the lesser of
   (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (II) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing and, in the case of Pari Passu or Subordinated Indebtedness, such refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Indebtedness; and

       (x)  Indebtedness of the Company in addition to that described in clauses
   (i) through (ix) above, and any renewals, extensions, substitutions, refinancings, or replacements of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness shall not exceed $25,000,000. (Section 1008)

     Limitation on Restricted Payments. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

       (i) declare or pay any dividend on, or make any  distribution  to holders
   of,  any  of  the  Company's   Equity  Interests  (other  than  dividends  or
   distributions payable solely in its Qualified Equity Interests);

       (ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any Equity Interest of the Company or any Affiliate thereof (except Equity Interests held by the Company or a Wholly Owned Restricted Subsidiary);

       (iii) make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund or maturity, any Subordinated Indebtedness;

       (iv) declare or pay any dividend or distribution on any Equity Interests of any Subsidiary to any Person (other than the Company or any of its Wholly Owned Restricted Subsidiaries);

       (v) incur, create or assume any guarantee of Indebtedness of any Affiliate (other than a Wholly Owned Restricted Subsidiary of the Company); or

       (vi) make any Investment in any Person (other than any Permitted Investments)

(any of the foregoing payments described in clauses (i) through (vi), other than any such action that is a Permitted Payment, collectively, "Restricted Payments") unless after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board resolution), (1) no Default or Event of Default shall have occurred and be continuing and such Restricted Payment shall not be an event which is, or after notice or lapse of time or both, would be, an "event of default" under the terms of any Indebtedness of the Company or its Restricted Subsidiaries; and (2) the aggregate amount of all such Restricted Payments declared or made after the date of the Indenture does not exceed the sum of:

          (A) an amount equal to the Company's Cumulative Operating Cash Flow less 1.4 times the Company's Cumulative Consolidated Interest Expense;

          (B) the aggregate Net Cash Proceeds received after December 9, 1993 by the Company from capital contributions (other than from a Subsidiary) or from the issuance or sale (other than to any of its Subsidiaries) of its Qualified Equity Interests (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Equity Interests or Subordinated Indebtedness as set forth below); and

          (C) to the extent that any Investment constituting a Restricted Payment (including an Investment in an Unrestricted Subsidiary) that was made after the date of the Supplemental Indenture is sold or is otherwise liquidated or repaid, 100% of the amount (to the extent not included in Cumulative Operating Cash Flow) equal to the Net Cash Proceeds or Fair Market Value of marketable securities received with respect to such Investment (less the cost of the disposition of such Investment and net of taxes).

     (b) Notwithstanding the foregoing,  and in the case of clauses (ii) through
(v) below, so long as there is no Default or Event of Default continuing, the foregoing provisions shall not prohibit the following actions (clauses (i) through (v) being referred to as "Permitted Payments"):

       (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would be permitted by the provisions of paragraph (a) of this Section and such payment shall be deemed to have been paid on such date of declaration for purposes of the calculation required by paragraph (a) of this Section;

       (ii) any transaction with an officer or director of the Company entered into in the ordinary course of business (including compensation or employee benefit arrangements with any officer or director of the Company);

       (iii) the repurchase, redemption, or other acquisition or retirement of any Equity Interests of the Company in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection therewith cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of, a substantially concurrent issue and sale for cash (other than to a Subsidiary) of other Qualified Equity Interests of the Company; provided that the Net Cash Proceeds from the issuance of such Qualified Equity Interests are excluded from clause (2)(B) of paragraph (a) of this Section;


       (iv) any repurchase,  redemption,  defeasance, retirement, refinancing or acquisition for value or payment of principal of any Subordinated Indebtedness in exchange for, or out of the net proceeds of, a substantially concurrent issuance and sale for cash (other than to any Subsidiary of the Company) of any Qualified Equity Interests of the Company, provided that the Net Cash Proceeds from the issuance of such Qualified Equity Interests are excluded from clause (2)(B) of paragraph (a) of this Section; and


       (v) the repurchase, redemption, defeasance, retirement, refinancing or acquisition for value or payment of principal of any Subordinated Indebtedness (other than Disqualified Equity Interests) (a "refinancing") through the issuance of new Subordinated Indebtedness of the Company, as the case may be, provided that any such new Indebtedness (1) shall be in a principal amount that does not exceed the principal amount so refinanced or, if such Subordinated Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration or acceleration thereof, then such lesser amount as of the date of determination), plus the lesser of (I) the stated amount of any premium, interest or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (II) the amount of premium, interest or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing; (2) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Notes; (3) has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of the Notes; and (4) is expressly subordinated in right of payment to the Notes at least to the same extent as the Indebtedness to be refinanced. (Section 1009)


     Limitation on Transactions with Affiliates. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company (other than the Company or a Wholly Owned Restricted Subsidiary) unless (a) such transaction or series of transactions is in writing on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction in arm's-length dealings with an unrelated third party and (b) (i) with respect to any transaction or series of transactions involving aggregate payments in excess of $1,000,000, the Company delivers an officers' certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (a) above and such transaction or series of related transactions has been approved by a majority of the members of the Board of Directors of the Company (and approved by a majority of Independent Directors or, in the event there is only one Independent Director, by such Independent Director) and (ii) with respect to any transaction or series of transactions involving aggregate payments in excess of $5,000,000, an opinion as to the fairness to the Company or such Restricted Subsidiary from a financial point of view issued by an investment banking firm of national standing. Notwithstanding the foregoing, this provision will not apply to (A) any transaction with an officer or director of the Company entered into in the ordinary course of business (including compensation or employee benefit arrangements with any officer or director of the Company), (B) any transaction entered into by the Company or one of its Wholly Owned Restricted Subsidiaries with a Wholly Owned Restricted Subsidiary of the Company, and (C) transactions in existence on the date of the Supplemental Indenture. (Section 1010)


     Limitation on Senior Subordinated Indebtedness. The Company will not, and will not permit any Guarantor to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise in any manner become directly or indirectly liable for or with respect to or otherwise permit to exist any Indebtedness that is subordinate in right of payment to any Indebtedness of the Company or such Guarantor, as the case may be, unless such Indebtedness is also pari passu with the Notes or the Guarantee of such Guarantor, or subordinate in right of payment to the Notes or such Guarantee to at least the same extent as the Notes or such Guarantee are subordinate in right of payment to Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, as set forth in the Indenture. (Section 1011)


     Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, affirm or suffer to exist any Lien of any kind upon any of its property or assets (including any intercompany notes), now owned or acquired after the date of the Supplemental Indenture, or any income or profits therefrom, except if the Notes are directly secured equally and ratably with (or prior to in the case of Liens with respect to Subordinated Indebtedness) the obligation or liability secured by such Lien, excluding, however, from the operation of the foregoing any of the following:


     (a) any Lien existing as of the date of the Supplemental Indenture and listed on a schedule thereto;


     (b) any Lien arising by reason of (1) any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (2) taxes not yet delinquent or which are being contested in good faith; (3) security for payment of workers' compensation or other insurance; (4) good faith deposits in connection with tenders, leases, contracts (other than contracts for the payment of money); (5) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of the Company or any Subsidiary or the value of such property for the purpose of such business; (6) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds;
(7) surveys, exceptions, title defects, encumbrances, reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph or telephone lines and other similar purposes or zoning or other restrictions as to the use of real property not interfering with the ordinary conduct of the business of the Company or any of its Subsidiaries; or (8) operation of law in favor of mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

     (c) any Lien now or hereafter existing on property of the Company or any of its Restricted Subsidiaries securing Senior Indebtedness or Guarantor Senior Indebtedness, in each case which Indebtedness is permitted under the provisions of "-- Limitation on Indebtedness" and provided that the provisions described under "-- Limitation on Issuances of Guarantees of and Pledges for Indebtedness" are complied with;

     (d) any Lien securing Acquired Indebtedness created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by the Company or any Subsidiary, in each case which Indebtedness is permitted under the provisions of "-- Limitation on Indebtedness"; provided that any such Lien only extends to the assets that were subject to such Lien securing such Acquired Indebtedness prior to the related transaction by the Company or its Subsidiaries;

     (e) any Lien securing Permitted Subsidiary Indebtedness; and

     (f) any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (e) so long as the amount of security is not increased thereby. (Section 1012)

     Limitation on Sale of Assets. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless (i) at least 80% of the consideration from such Asset Sale (exclusive of assumed Senior Indebtedness to which the Company and its Restricted Subsidiaries have received a full and unconditional release from such liability in connection with such Asset Sale) is received in cash and (ii) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold (other than in the case of an involuntary Asset Sale, as determined by the Board of Directors of the Company and evidenced in a Board resolution or in connection with an Asset Swap as determined in writing by a nationally recognized investment banking or appraisal firm); provided, however, that in the event the Company or any Restricted Subsidiary engages in an Asset Sale with any third party and receives in consideration therefor, or simultaneously with such Asset Sale enters into, a Local Marketing Agreement with such third party or any affiliate thereof, the Fair Market Value of such Local Marketing Agreement (as determined in writing by a nationally recognized investment banking or appraisal firm) shall be deemed cash and considered when determining whether such Asset Sale complies with the foregoing clauses (i) and (ii). Notwithstanding the foregoing, clause (i) of the preceding sentence shall not be applicable to any Asset Swap.

     (b) If all or a portion of the Net Cash Proceeds of any Asset Sale are not required to be applied to repay permanently any Senior Indebtedness then outstanding as required by the terms thereof, or the Company determines not to apply such Net Cash Proceeds to the permanent prepayment of such Senior Indebtedness or if no such Senior Indebtedness is then outstanding, then the Company may within 12 months of the Asset Sale, invest the Net Cash Proceeds in properties and assets that (as determined by the Board of Directors) replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in the businesses of the Company or its Restricted Subsidiaries existing on the date of the Indenture or reasonably related thereto. The amount of such Net Cash Proceeds neither used to permanently repay or prepay Senior Indebtedness nor used or invested as set forth in this paragraph constitutes "Excess Proceeds."


     (c) When the aggregate amount of Excess Proceeds equals $5,000,000 or more, the Company shall apply the Excess Proceeds to the repayment of the Notes and any Pari Passu Indebtedness required to be repurchased under the instrument governing such Pari Passu Indebtedness as follows: (a) the Company shall make an offer to purchase (an "Offer") from all holders of the Notes in accordance with the procedures set forth in the Indenture in the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased out of an amount (the "Note Amount") equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Notes, and the denominator of which is the sum of the outstanding principal amount of the Notes and such Pari Passu Indebtedness (subject to proration in the event such amount is less than the aggregate Offered Price of all Notes tendered) and (b) to the extent required by such Pari Passu Indebtedness to permanently reduce the principal amount of such Pari Passu Indebtedness, the Company shall make an offer to purchase or otherwise repurchase or redeem Pari Passu Indebtedness (a "Pari Passu Offer") in an amount (the "Pari Passu Debt Amount") equal to the excess of the Excess Proceeds over the Note Amount; provided that in no event shall the Pari Passu Debt Amount exceed the principal amount of such Pari Passu Indebtedness plus the amount of any premium required to be paid to repurchase such Pari Passu Indebtedness. The offer price shall be payable in cash in an amount equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date (the "Offer Date") such Offer is consummated (the "Offered Price"), in accordance with the procedures set forth in the Indenture. To the extent that the aggregate Offered Price of the Notes tendered pursuant to the Offer is less than the Note Amount relating thereto or the aggregate amount of Pari Passu Indebtedness that is purchased is less than the Pari Passu Debt Amount (the amount of such shortfall, if any, constituting a "Deficiency"), the Company shall use such Deficiency in the business of the Company and its Restricted Subsidiaries. Upon completion of the purchase of all the Notes tendered pursuant to an Offer and repurchase of the Pari Passu Indebtedness pursuant to a Pari Passu Offer, the amount of Excess Proceeds, if any, shall be reset at zero.


     (d) Whenever the Excess Proceeds received by the Company exceed $5,000,000, such Excess Proceeds shall be set aside by the Company in a separate account pending (i) deposit with the depositary or a paying agent of the amount required to purchase the Notes or Pari Passu Indebtedness tendered in an Offer or a Pari Passu Offer, (ii) delivery by the Company of the Offered Price to the holders of the Notes or Pari Passu Indebtedness tendered in an Offer or a Pari Passu Offer and (iii) application, as set forth above, of Excess Proceeds in the business of the Company and its Restricted Subsidiaries. Such Excess Proceeds may be invested in Temporary Cash Investments, provided that the maturity date of any such investment made after the amount of Excess Proceeds exceeds $5,000,000 shall not be later than the Offer Date. The Company shall be entitled to any interest or dividends accrued, earned or paid on such Temporary Cash Investments, provided that the Company shall not withdraw such interest from the separate account if an Event of Default has occurred and is continuing.


     (e) If the Company  becomes  obligated to make an Offer  pursuant to clause
(c) above, the Notes shall be purchased by the Company, at the option of the holder thereof, in whole or in part in integral multiples of $1,000, on a date that is not earlier than 45 days and not later than 60 days from the date the notice is given to holders, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act, subject to proration in the event the Note Amount is less than the aggregate Offered Price of all Notes tendered.


     (f) The Company shall comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with an Offer.


     (g) The Company will not, and will not permit any Restricted Subsidiary to, create or permit to exist or become effective any restriction (other than restrictions existing under (i) Indebtedness as in effect on the date of the Supplemental Indenture and listed on a schedule thereto as such Indebtedness may be refinanced from time to time, provided that such restrictions are no less favorable to the holders of the Notes than those existing on the date of the Indenture or (ii) any Senior Indebtedness and any Guarantor Senior Indebtedness) that would materially impair the ability of the Company to make an Offer to purchase the Notes or, if such Offer is made, to pay for the Notes tendered for purchase.
(Section 1013)

     Limitation on Issuances of Guarantees of and Pledges for Indebtedness. (a) The Company will not permit any Restricted Subsidiary, other than the Guarantors, directly or indirectly, to secure the payment of any Senior Indebtedness of the Company and the Company will not, and will not permit any Restricted Subsidiary to, pledge any intercompany notes representing obligations of any Restricted Subsidiary (other than the Guarantors) to secure the payment of any Senior Indebtedness unless in each case such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a guarantee of payment of the Notes by such Restricted Subsidiary, which guarantee shall be on the same terms as the guarantee of the Senior Indebtedness (if a guarantee of Senior Indebtedness is granted by any such Restricted Subsidiary) except that the guarantee of the Notes need not be secured and shall be subordinated to the claims against such Restricted Subsidiary in respect of Senior Indebtedness to the same extent as the Notes are subordinated to Senior Indebtedness of the Company under the Indenture.

     (b) The Company will not permit any Restricted Subsidiary, other than the Guarantors, directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Indebtedness of the Company (other than guarantees in existence on the date of the Supplemental Indenture) unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a guarantee of the Notes on the same terms as the guarantee of such Indebtedness except that if the Notes are subordinated in right of payment to such Indebtedness, the guarantee under the supplemental indenture shall be subordinated to the guarantee of such
Indebtedness to the same extent as the Notes are subordinated to such Indebtedness under the Indenture.

     (c) Each guarantee created pursuant to the provisions described in the foregoing paragraph is referred to as a "Guarantee" and the issuer of each such Guarantee is referred to as a "Guarantor." Notwithstanding the foregoing, any Guarantee by a Restricted Subsidiary of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged upon
(i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's Equity Interest in, or all or substantially all the assets of, such Restricted Subsidiary, which is in compliance with the Indenture or (ii) (with respect to any Guarantees created after the date of the Supplemental Indenture) the release by the holders of the Indebtedness of the Company described in clauses (a) and (b) above of their security interest or their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), at a time when (A) no other Indebtedness of the Company has been secured or guaranteed by such Restricted Subsidiary, as the case may be, or (B) the holders of all such other Indebtedness which is secured or guaranteed by such Restricted Subsidiary also release their security interest in, or guarantee by, such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness). (Section 1014)

     Restriction on Transfer of Assets. The Company and the Guarantors will not sell, convey, transfer or otherwise dispose of their respective assets or property to any of the Company's Restricted Subsidiaries (other than any Guarantor), except for sales, conveyances, transfers or other dispositions made in the ordinary course of business and except for capital contributions to any Restricted Subsidiary, the only material assets of which are broadcast licenses. For purposes of this provision, any sale, conveyance, transfer, lease or other disposition of property or assets, having a Fair Market Value in excess of (a) $1,000,000 for any sale, conveyance, transfer, leases or disposition or series of related sales, conveyances, transfers, leases and dispositions and (b) $5,000,000 in the aggregate for all such sales, conveyances, transfers, leases or dispositions in any fiscal year of the Company shall not be considered "in the ordinary course of business." (Section 1015)

     Purchase of Notes Upon a Change of Control. If a Change of Control shall occur at any time, then each holder of Notes shall have the right to require that the Company purchase such holder's Notes in whole or in part in integral multiples of $1,000, at a purchase price (the "Change of Control Purchase

Price") in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Purchase Date"), pursuant to the offer described below (the "Change of Control Offer") and the other procedures set forth in the Indenture.



     Within 30 days following any Change of Control, the Company shall notify the Trustee thereof and give written notice of such Change of Control to each holder of Notes, by first-class mail, postage prepaid, at his address appearing in the security register, stating, among other things, the purchase price and that the purchase date shall be a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act; that any Note not tendered will continue to accrue interest; that, unless the Company defaults in the payment of the purchase price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and certain other procedures that a holder of Notes must follow to accept a Change of Control Offer or to withdraw such acceptance.


     If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control Purchase Price for all of the Notes that might be delivered by holders of the Notes seeking to accept the Change of Control Offer. A Change of Control will also result in an event of default under the Bank Credit Agreement and could result in the acceleration of all indebtedness under the Bank Credit Agreement. See "Description of Indebtedness -- Bank Credit Agreement." Moreover, the Bank Credit Agreement prohibits the repurchase of the Notes by the Company. The failure of the Company to make or consummate the Change of Control Offer or pay the Change of Control Purchase Price when due will result in an Event of Default under the Indenture.


     The term "all or substantially all" as used in the definition of "Change of Control" has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. As a consequence, in the event the holders of the Notes elected to exercise their rights under the Indenture and the Company elected to contest such election, there could be no assurance as to how a court interpreting New York law would interpret the phrase.


     The existence of a holder's right to require the Company to repurchase such holder's Notes upon a Change of Control may deter a third party from acquiring the Company in a transaction which constitutes a Change of Control.


     "Change of Control" means the occurrence of either of the following events:
(i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total outstanding Voting Stock of the Company, provided that the Permitted Holders "beneficially own" (as so defined) a lesser percentage of such Voting Stock than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board or whose nomination for election by the shareholders of the Company, was approved by a vote of at least 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors then in office;
(iii) the Company consolidates with or merges with or into any Person or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where the outstanding Voting Stock of the Company is not changed or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company) or where (A) the outstanding Voting Stock of the

Company is changed into or exchanged for (x) Voting Stock of the surviving corporation which is not Disqualified Equity Interests or (y) cash, securities and other property (other than Equity Interests of the surviving corporation) in an amount which could be paid by the Company as a Restricted Payment as described under "-- Limitation on Restricted Payments" (and such amount shall be treated as a Restricted Payment subject to the provisions in the Indenture described under "-- Limitation on Restricted Payments") and (B) no "person" or "group" other than Permitted Holders owns immediately after such transaction, directly or indirectly, more than the greater of (1) 40% of the total outstanding Voting Stock of the surviving corporation and (2) the percentage of the outstanding Voting Stock of the surviving corporation owned, directly or indirectly, by Permitted Holders immediately after such transaction; or (iv) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under "-- Consolidation, Merger, Sale of Assets."


     "Permitted  Holders" means as of the date of determination (i) any of David
D. Smith, Frederick G. Smith, J. Duncan Smith and Robert E. Smith; (ii) family members or the relatives of the Persons described in clause (i); (iii) any trusts created for the benefit of the Persons described in clauses (i), (ii) or
(iv) or any trust for the benefit of any such trust; or (iv) in the event of the incompetence or death of any of the Persons described in clauses (i) and (ii), such Person's estate, executor, administrator, committee or other personal representative or beneficiaries, in each case who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, Equity Interests of the Company.


     The provisions of the Indenture will not afford holders of Notes the right to require the Company to repurchase the Notes in the event of a highly leveraged transaction or certain transactions with the Company's management or its affiliates, including a reorganization, restructuring, merger or similar transaction (including, in certain circumstances, an acquisition of the Company by management or its Affiliates) involving the Company that may adversely affect holders of the Notes, if such transaction is not a transaction defined as a Change of Control. A transaction involving the Company's management or its Affiliates, or a transaction involving a recapitalization of the Company, will result in a Change of Control if it is the type of transaction specified by such definition.


     The Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer. (Section 1016)


     Limitation on Subsidiary Equity Interests. The Company will not permit any Restricted Subsidiary of the Company to issue any Equity Interests, except for
(i) Equity Interests issued to and held by the Company or a Wholly Owned Restricted Subsidiary, and (ii) Equity Interests issued by a Person prior to the time (A) such Person becomes a Restricted Subsidiary, (B) such Person merges with or into a Restricted Subsidiary or (C) a Restricted Subsidiary merges with or into such Person; provided that such Equity Interests were not issued or incurred by such Person in anticipation of the type of transaction contemplated by subclause (A), (B) or (C). (Section 1017)


     Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (i) pay dividends or make any other distribution on its Equity Interests, (ii) pay any Indebtedness owed to the Company or a Restricted Subsidiary of the Company, (iii) make any Investment in the Company or a Restricted Subsidiary of the Company or (iv) transfer any of its properties or assets to the Company or any Restricted Subsidiary, except (a) any encumbrance or restriction pursuant to an agreement in effect on the date of the Supplemental Indenture and listed on a schedule thereto; (b) any encumbrance or restriction, with respect to a Restricted Subsidiary that is not a Subsidiary of the Company on the date of the Indenture, in existence at the time such Person becomes a Restricted Subsidiary of the Company and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary; (c) any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (a) and (b), or in this clause (c), provided that the terms and conditions of any such encumbrances or restrictions are not materially less favorable to the holders of the Notes than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced or are not more restrictive than those set forth in the Indenture; and
(d) any encumbrance or restriction created pursuant to an asset sale agreement, stock sale agreement or similar instrument pursuant to which on Asset Sale permitted under "-- Limitation on Sale of Assets" is to be consummated, so long as such restriction or encumbrance shall be effective only for a period from the execution and delivery of such agreement or instrument through a termination date not later than 270 days after such execution and delivery.
(Section 1018)

     Limitation on Unrestricted Subsidiaries. The Company will not make, and will not permit any of its Restricted Subsidiaries to make, any Investments in Unrestricted Subsidiaries if, at the time thereof, the aggregate amount of such Investments would exceed the amount of Restricted Payments then permitted to be made pursuant to the "-- Limitation on Restricted Payments" covenant. Any Investments in Unrestricted Subsidiaries permitted to be made pursuant to this covenant (i) will be treated as the payment of a Restricted Payment in calculating the amount of Restricted Payments made by the Company and (ii) may be made in cash or property. (Section 1019)

     Provision of Financial Statements. The Indenture provides that, whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such
Section 13(a) or 15(d) if the Company were so subject, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject. The Company will also in any event (x) within 15 days of each Required Filing Date (i) transmit by mail to all holders, as their names and addresses appear in the Note register, without cost to such holders and (ii) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company were subject to such Sections and (y) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder at the Company's cost. (Section 1020)

     Additional Covenants. The Indenture also contains covenants with respect to the following matters: (i) payment of principal, premium and interest; (ii) maintenance of an office or agency; (iii) arrangements regarding the handling of money held in trust; (iv) maintenance of corporate existence; (v) payment of taxes and other claims; (vi) maintenance of properties; and (vii) maintenance of insurance.


CONSOLIDATION, MERGER, SALE OF ASSETS

     The Company shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of affiliated Persons, or permit any of its Subsidiaries to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Subsidiaries on a Consolidated basis to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto: (i) either (1) the Company shall be the continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Subsidiaries on a Consolidated basis (the "Surviving Entity") shall be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person assumes, by a supplemental indenture in a form reasonably satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture, and the Indenture shall remain in full force and effect; (ii) immediately before and immedi-ately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) is equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction; (iv) immediately before and immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) could incur $1.00 of additional Indebtedness under the provisions of "-- Certain Covenants -- Limitation on
Indebtedness" (other than Permitted Indebtedness); (v) each Guarantor, if any, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person's obligations under the Indenture and the Notes; (vi) if any of the property or assets of the Company or any of its Subsidiaries would thereupon become subject to any Lien, the provisions of "-- Certain Covenants -- Limitation on Liens" are complied with; and (vii) the Company or the Surviving Entity shall have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers' certificate and an opinion of counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, lease or other transaction and the supplemental indenture in respect thereto comply with the provisions of the Indenture and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

     Each Guarantor will not, and the Company will not permit a Guarantor to, in a single transaction or series of related transactions merge or consolidate with or into any other corporation (other than the Company or any other Guarantor) or other entity, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets on a Consolidated basis to any entity (other than the Company or any other Guarantor) unless at the time and giving effect thereto: (i) either (1) such Guarantor shall be the continuing corporation or (2) the entity (if other than such Guarantor) formed by such consolidation or into which such Guarantor is merged or the entity which acquires by sale, assignment, conveyance, transfer, lease or disposition the properties and assets of such Guarantor shall be a corporation duly organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture, executed and delivered to the Trustee, in a form reasonably satisfactory to the Trustee, all the obligations of such Guarantor under the Notes and the Indenture; (ii) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iii) such Guarantor shall have delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or disposition and such supplemental indenture comply with the Indenture, and thereafter all obligations of the predecessor shall terminate. The provisions of this paragraph shall not apply to any transaction (including an Asset Sale made in accordance with "-- Certain Covenants -- Limitation on Sale of Assets") with respect to any Guarantor if the Guarantee of such Guarantor is released in connection with such transaction in accordance with paragraph (c) of "-- Certain Covenants -- Limitation on Issuances of Guarantees of and Pledges for Indebtedness." (Section
801)

     In the event of any transaction (other than a lease) described in and complying with the conditions listed in the immediately preceding paragraphs in which the Company or any Guarantor is not the continuing corporation, the successor Person formed or remaining shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, and the Company or such Guarantor, as the case may be, would be discharged from its obligations under the Indenture, the Notes or its Guarantee, as the case may be. (Section 802)

EVENTS OF DEFAULT

     An Event of Default will occur under the Indenture if:

       (i) there shall be a default in the payment of any interest on any Note when it becomes due and payable, and such default shall continue for a period of 30 days;

       (ii) there shall be a default in the payment of the principal of (or premium, if any, on) any Note at its Maturity (upon acceleration, optional or mandatory redemption, required repurchase or otherwise);

       (iii) (a) there shall be a default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor under the Indenture (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clause (i) or (ii) or in clause
   (b), (c) or (d) of this clause (iii)) and such default or breach shall continue for a period of 30 days after written notice has been given, by certified mail, (x) to the Company by the Trustee or (y) to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Notes; (b) there shall be a default in the performance or breach of the provisions described in "-- Consolidation, Merger, Sale of Assets"; (c) the Company shall have failed to make or consummate an Offer in accordance with the provisions of "-- Certain Covenants -- Limitation on Sale of Assets"; or (d) the Company shall have failed to make or consummate a Change of Control Offer in accordance with the provisions of "-- Certain Covenants -- Purchase of Notes Upon a Change of Control;"

       (iv) one or more defaults shall have occurred under any agreements, indentures or instruments under which the Company, any Guarantor or any Restricted Subsidiary then has outstanding Indebtedness in excess of $5,000,000 in the aggregate and, if not already matured at its final maturity in accordance with its terms, such Indebtedness shall have been accelerated;

       (v) any Guarantee shall for any reason cease to be, or be asserted in writing by any Guarantor or the Company not to be, in full force and effect, enforceable in accordance with its terms, except to the extent contemplated by the Indenture and any such Guarantee;

       (vi) one or more judgments, orders or decrees for the payment of money in excess of $5,000,000, either individually or in the aggregate (net of amounts covered by insurance, bond, surety or similar instrument) shall be entered against the Company, any Guarantor or any Restricted Subsidiary or any of their respective properties and shall not be discharged and either (a) any creditor shall have commenced an enforcement proceeding upon such judgment, order or decree or (b) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

       (vii) any holder or holders of at least $5,000,000 in aggregate principal amount of Indebtedness of the Company, any Guarantor or any Restricted Subsidiary after a default under such Indebtedness shall notify the Trustee of the intended sale or disposition of any assets of the Company, any Guarantor or any Restricted Subsidiary that have been pledged to or for the benefit of such holder or holders to secure such Indebtedness or shall commence proceedings, or take any action (including by way of set-off), to retain in satisfaction of such Indebtedness or to collect on, seize, dispose of or apply in satisfaction of Indebtedness, assets of the Company or any Restricted Subsidiary (including funds on deposit or held pursuant to lock-box and other similar arrangements);

       (viii) there shall have been the entry by a court of competent jurisdiction of (a) a decree or order for relief in respect of the Company, any Guarantor or any Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (b) a decree or order adjudging the Company, any Guarantor or any Restricted Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, any Guarantor or any Restricted Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company, any Guarantor or any Restricted Subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of their affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

       (ix) (a) the Company, any Guarantor or any Restricted Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (b) the Company, any Guarantor or any Restricted Subsidiary consents to the entry of a decree or order for relief in respect of the Company, any Guarantor or such Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (c) the Company, any Guarantor or any Restricted Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, (d) the Company, any Guarantor or any Restricted Subsidiary (x) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, any Guarantor or such Restricted Subsidiary or of any substantial part of their respective property, (y) makes an assignment for the benefit of creditors or (z) admits in writing its inability to pay its debts generally as they become due or (e) the Company, any Guarantor or any Restricted Subsidiary takes any corporate action in furtherance of any such actions in this paragraph (ix). (Section 501)

     If an Event of Default (other than as specified in clauses (viii) and (ix) of the prior paragraph) shall occur and be continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes outstanding may, and the Trustee at the request of such holders shall, declare all unpaid principal of, premium, if any, and accrued interest on, all the Notes to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by the holders of the Notes); provided that so long as the Bank Credit Agreement is in effect, such declaration shall not become effective until the earlier of (a) five business days after receipt of such notice of acceleration from the holders or the Trustee by the agent under the Bank Credit Agreement or (b) acceleration of the Indebtedness under the Bank Credit Agreement. Thereupon the Trustee may, at its discretion, proceed to protect and enforce the rights of the holders of Notes by appropriate judicial proceeding. If an Event of Default specified in clause (viii) or (ix) of the prior paragraph occurs and is continuing, then all the Notes shall ipso facto become and be immediately due and payable, in an amount equal to the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date the Notes become due and payable, without any declaration or other act on the part of the Trustee or any holder. The Trustee or, if notice of acceleration is given by the holders of the Notes, the holders of the Notes shall give notice to the agent under the Bank Credit Agreement of such acceleration.

     After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of Notes outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all Notes, (iii) the principal of and premium, if any, on any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at a rate borne by the Notes and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes; and (b) all Events of Default, other than the non-payment of principal of the Notes which have become due solely by such declaration of acceleration, have been cured or waived. (Section
502)

     The holders of not less than a majority in aggregate principal amount of the Notes outstanding may on behalf of the holders of all the Notes waive any past default under the Indenture and its consequences, except a default in the payment of the principal of, premium, if any, or interest on any Note, or in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each Note outstanding. (Section
513)

     The Company is also required to notify the Trustee within five business days of the occurrence of any Default. (Section 501) The Company is required to deliver to the Trustee, on or before a date not more than 60 days after the end of each fiscal quarter and not more than 120 days after the end of each fiscal year, a written statement as to compliance with the Indenture, including whether or not any default has occurred. (Section 1021) The Trustee is under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the holders of the Notes unless such holders offer to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred thereby. (Section 602)

     The Trust Indenture Act contains limitations on the rights of the Trustee, should it become a creditor of the Company or any Guarantor, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest it must eliminate such conflict upon the occurrence of an Event of Default or else resign.


DEFEASANCE OR COVENANT DEFEASANCE OF INDENTURE

     The Company may, at its option, at any time, elect to have the obligations of the Company, each of the Guarantors and any other obligor upon the Notes discharged with respect to the outstanding Notes ("defeasance"). Such defeasance means that the Company, each of the Guarantors and any other obligor under the Indenture shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, except for (i) the rights of holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and (iv) the defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and any Guarantor released with respect to certain covenants that are described in the Indenture ("covenant defeasance") and any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Notes. In the event covenant defeasance occurs, certain events (not including non-payment, enforceability of any Guarantee, bankruptcy and insolvency events) described under "-- Events of Default" will no longer constitute an Event of Default with respect to the Notes. (Sections 401, 402 and 403)


     In order to exercise either defeasance or covenant defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in United States dollars, U.S. Government Obligations (as defined in the Indenture), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm expressed in a written certification thereof delivered to the Trustee, to pay and discharge the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity of such principal or installment of principal or interest (or on any date after December 15, 2002 (such date being referred to as the "Defeasance Redemption Date"), if when exercising either defeasance or covenant defeasance, the Company has delivered to the Trustee an irrevocable notice to redeem all of the outstanding Notes on the Defeasance Redemption Date); (ii) in the case of defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of independent counsel in the United States shall confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; (iii) in the case of covenant defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States to the effect that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as clause (vii) or (viii) under the first paragraph under "-- Events of Default" are concerned, at any time during the period ending on the 91st day after the date of deposit; (v) such defeasance or covenant defeasance shall not cause the

Trustee for the Notes to have a conflicting interest with respect to any securities of the Company or any Guarantor; (vi) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, the Indenture or any other material agreement or instrument to which the Company or any Guarantor is a party or by which it is bound; (vii) the Company shall have delivered to the Trustee an opinion of independent counsel to the effect that (A) the trust funds will not be subject to any rights of holders of Senior Indebtedness or Guarantor Senior Indebtedness, including, without limitation, those arising under the Indenture and (B) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (viii) the Company shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Notes or any Guarantee over the other creditors of the Company or any Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of the Company, any Guarantor or others; (ix) no event or condition shall exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on the Notes on the date of such deposit or at any time ending on the 91st day after the date of such deposit; and (x) the Company shall have delivered to the Trustee an officers' certificate and an opinion of independent counsel, each stating that all conditions precedent provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with. (Section 404)


SATISFACTION AND DISCHARGE

     THE INDENTURE WILL CEASE TO BE OF FURTHER EFFECT (EXCEPT AS TO SURVIVING RIGHTS OF REGISTRATION OF TRANSFER or exchange of Notes, as expressly provided for in the Indenture) as to all outstanding Notes when (a) either (i) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid) have been delivered to the Trustee for cancellation or (ii) all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable, or (y) will become due and payable at their Stated Maturity within one year, or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, including principal of, premium, if any, and accrued interest at such Stated Maturity or redemption date; (b) the Company or any Guarantor has paid or caused to be paid all other sums payable under the Indenture relating to the Notes by the Company or any Guarantor; and (c) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel stating that (i) all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture relating to the Notes have been complied with and
(ii) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, the Indenture relating to the Notes or any other material agreement or instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound. (Section 1301)


Modifications and Amendments

     Modifications and amendments of the Indenture relating to the Notes may be made by the Company, any Guarantor and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Notes; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Note affected thereby: (i) change the Stated Maturity of the principal of, or any installment of interest on, any Note or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or in the case of redemption, on or after the redemption date) (other than provisions relating to the covenants set forth under "-- Certain Covenants -- Limitation on Sale of Assets); (ii) amend, change or modify the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with "-- Certain Covenants -- Purchase of Notes Upon a Change of Control," including amending, changing or modifying any definitions with respect thereto; (iii) reduce the percentage in principal amount of outstanding Notes, the consent of whose holders is required for any supplemental indenture, or the consent of whose holders is required for any waiver or compliance with certain provisions of the Indenture or certain defaults or with respect to any Guarantee; (iv) modify any of the provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of outstanding Notes required for such actions or to provide that certain other provisions of the Indenture relating to the Notes cannot be modified or waived without the consent of the holder of each
Note affected thereby; (v) except as otherwise permitted under "-- Consolidation, Merger, Sale of Assets," consent to the assignment or transfer by the Company or any Guarantor of any of its rights and obligations under the Indenture; or (vi) amend or modify any of the provisions of the Indenture relating to the subordination of the Notes or any Guarantee in any manner adverse to the holders of the Notes or any Guarantee; provided further, that no such modification or amendment may, without the consent of the holders of 66 2/3% of the outstanding Notes affected thereby, amend, change or modify the obligation of the Company to make and consummate an Offer with respect to any Asset Sale or Asset Sales in accordance with "-- Certain Covenants -- Limitation on Sale of Assets" including amending, changing or modifying any definitions with respect thereto. (Section 902)

     The  holders  of a  majority  in  aggregate  principal  amount of the Notes
outstanding  may  waive  compliance  with  certain  restrictive   covenants  and
provisions of the Indenture relating to the Notes. (Section 1022)


GOVERNING LAW

     The Indenture, the Notes and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflicts of law principles thereof.


PAYMENT AND PAYING AGENT

     Payments in respect of the Notes shall be made to The Depository Trust Company ("DTC"), which shall credit the relevant accounts at DTC on the applicable payment dates or, if the Notes are not held by DTC, such payments shall be made at the office or agency of the Paying Agent maintained for such purpose, or at the option of the Company, by check mailed to the address of the holder entitled thereto as such address shall appear on the Notes Register. The Paying Agent shall initially be First Union National Bank. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Company. In the event that First Union National Bank chooses no longer to be the Paying Agent, the Company shall appoint a successor (which shall be a bank or trust company) acceptable to the Company to act as Paying Agent.


BOOK-ENTRY SECURITIES; THE DEPOSITORY TRUST COMPANY; DELIVERY AND FORM

     DTC will act as notes depositary for the Notes.

     Except as described in the next paragraph, the Notes initially will be represented by a Global Note. The Global Note will be deposited on the date of initial issuance with, or on behalf of DTC and registered in the name of Cede & Co. (DTC's nominee).

     The laws of certain jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to own, transfer or pledge beneficial interests in the Global Note as represented by a global certificate.

     DTC has informed the Company that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement of securities transactions among Participants through electronic com-puterized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers (including the Underwriters), banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Exchanges of Notes that are represented by a Global Note within the DTC system must be made by or through Direct Participants, which will receive a credit for the Notes on DTC's records. The ownership interest of each actual owner of each Note ("Beneficial Owner") is in turn to be recorded on the Direct Participants and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their holdings, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which the Beneficial Owners hold Notes. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Notes, except as described below.

     DTC will have no knowledge of the actual Beneficial Owners of the Notes; DTC's records will reflect only the identity of the Direct Participants to whose accounts such Notes will be credited, which may or may not be the Beneficial Owners. The Participants will be responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices shall be sent to DTC. If less than all of the Notes are being redeemed, DTC will reduce the amount of the interest of each Direct Participant in such Notes in accordance with its procedures.

     Although voting with respect to the Notes is limited in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Notes. Under its usual procedures, DTC would mail an Omnibus Proxy to the Company as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Distribution payments on the Notes will be made by the Company to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of each such Participant and not of DTC or any Trustee, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the Company, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     Except as provided herein, a Beneficial Owner of an interest in a Global Note will not be entitled to receive physical delivery of Notes. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Notes.

     DTC may discontinue providing its services as securities depository with respect to the Notes at any time by giving reasonable notice to the Company. Under such circumstances, in the event that a successor securities depositary is not obtained, Certificated Securities representing the Notes will be printed and delivered. If an Event of Default occurs under the Indenture or if the Company decides to discontinue use of the system of book-entry transfers through DTC (or a successor depositary), Certificated Securities representing the Notes will be printed and delivered.

     The Notes will be delivered in certificated form if (i) DTC ceases to be registered as a clearing agency under the Exchange Act or is no longer willing or able to provide securities depository services with respect to the Notes,
(ii) the Company so determines, or (iii) there shall have occurred an Event of Default or an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default with respect to the Notes represented by such Global Note and such Event of Default or event continues for a period of 90 days.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources the Company believe to be reliable. Neither the Company nor any Trustee has any responsibility for the accuracy of such information or performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.


REGISTRAR AND TRANSFER AGENT

     First Union National Bank will act as registrar and transfer agent for the Notes (the "Notes Registrar").

     As described under "-- Book-Entry Securities; The Depository Trust Company; Delivery and Form," so long as the Notes are in book-entry form, registration of transfers and exchanges of Notes will be made through Direct Participants and Indirect Participants in DTC. If physical certificates representing the Notes are issued, registration of transfers and exchanges of Notes will be effected without charge by or on behalf of the Company, but, in the case of a transfer, upon payment (with the giving of such indemnity as the Company may require) in respect of any tax or other governmental charges which may be imposed in relation to it.

     The Company will not be required to register or cause to be registered any transfer of Notes during a period beginning 15 days prior to the mailing of notice of redemption of Notes and ending on the day of such mailing.


CERTAIN DEFINITIONS

     "Acquired Indebtedness" means Indebtedness of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

     "Affiliate" means, with respect to any specified Person, (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, (ii) any other Person that owns, directly or indirectly, 5% or more of such Person's Equity Interests or any officer or director of any such Person or other Person or, with respect to any natural Person, any person having a relationship with such Person or other Person by blood, marriage or adoption not more remote than first cousin or (iii) any other Person 10% or more of the voting Equity Interests of which are beneficially owned or held directly or indirectly by such specified person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or Sale and Leaseback Transaction) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of (i) any Equity Interest of any Restricted Subsidiary; (ii) all or substantially all of the properties and assets of any division or line of business of the Company or its Restricted Subsidiaries; or (iii) any other properties or assets of the Company or any Restricted Subsidiary, other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include any transfer of properties and assets (A) that is governed by the provisions described under "-- Consolidation, Merger, Sale of Assets," (B) that is by the Company to any Wholly Owned Restricted Subsidiary, or by any Restricted Subsidiary to the Company or any Wholly Owned Restricted Subsidiary in accordance with the terms of the Indenture or (C) that aggregates not more than $1,000,000 in gross proceeds.

     "Asset  Swap"  means  an  Asset  Sale  by the  Company  or  any  Restricted
Subsidiary in exchange for properties or assets that will be used in the business of the Company and its Restricted Subsidiaries existing on the date of the Indenture or reasonably related thereto.

     "Average Life to Stated Maturity" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.


     "Bank  Credit  Agreement"  means  the Third  Amended  and  Restated  Credit
Agreement, dated as of May 20, 1997, between Sinclair, the subsidiaries of Sinclair identified on the signature pages thereof under the caption "SUBSIDIARY GUARANTORS," the lenders named therein and The Chase Manhattan Bank, as agent, as amended and as such agreement may be further amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing). For all purposes under the Indenture, "Bank Credit Agreement" shall include any amendments, renewals, extensions, substitutions, refinancings, restructurings, replacements, supplements or any other modifications that increase the principal amount of the Indebtedness or the commitments to lend thereunder and have been made in compliance with "-- Certain Covenants -- Limitation on Indebtedness;" provided that, for purposes of the definition of "Permitted Indebtedness" set forth in "-- Certain Covenants -- Limitation on Indebtedness," no such increase may result in the principal amount of Indebtedness of the Company under the Bank Credit Agreement exceeding the amount permitted by clause (i) of the definition of "Permitted Indebtedness."

     "Bankruptcy Law" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

     "Capital Lease Obligation" means any obligation of the Company and its Restricted Subsidiaries on a Consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation.

     "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of the Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "Company" means Sinclair Broadcast Group, Inc., a corporation incorporated under the laws of the State of Maryland, until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter "Company" shall mean such successor Person.

     "Consolidated Interest Expense" means, without duplication, for any period, the sum of (a) the interest expense of the Company and its Consolidated Restricted Subsidiaries for such period, on a Consolidated basis, including, without limitation, (i) amortization of debt discount, (ii) the net cost under interest rate contracts (including amortization of discounts), (iii) the interest portion of any deferred payment obligation and (iv) accrued interest, plus (b) the interest component of the Capital Lease

Obligations paid, accrued and/or scheduled to be paid or accrued by the Company during such period, and all capitalized interest of the Company and its Consolidated Restricted Subsidiaries, in each case as determined in accordance with GAAP consistently applied.

     "Consolidated Net Income (Loss)" means, for any period, the Consolidated net income (or loss) of the Company and its Consolidated Restricted Subsidiaries for such period as determined in accordance with GAAP consistently applied, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication, (i) all extraordinary gains but not losses (less all fees and expenses relating thereto), (ii) the portion of net income (or loss) of the Company and its Consolidated Restricted Subsidiaries allocable to interests in unconsolidated Persons or Unrestricted Subsidiaries, except to the extent of the amount of dividends or distributions actually paid to the Company or its Consolidated Restricted Subsidiaries by such other Person during such period, (iii) net income (or loss) of any Person combined with the Company or any of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (iv) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan, (v) net gains but not losses (less all fees and expenses relating thereto) in respect of dispositions of assets other than in the ordinary course of business, or (vi) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its shareholders.

     "Consolidated Net Worth" means the Consolidated equity of the holders of Equity Interests (excluding Disqualified Equity Interests) of the Company and its Restricted Subsidiaries, as determined in accordance with GAAP consistently applied.

     "Consolidation" means, with respect to any Person, the consolidation of the accounts of such Person and each of its subsidiaries (other than any Unrestricted Subsidiaries) if and to the extent the accounts of such Person and each of its subsidiaries (other than any Unrestricted Subsidiaries) would normally be consolidated with those of such Person, all in accordance with GAAP consistently applied. The term "Consolidated" shall have a similar meaning.

     "Cumulative Consolidated Interest Expense" means, as of any date of determination, Consolidated Interest Expense from September 30, 1993 to the end of the Company's most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

     "Cumulative Operating Cash Flow" means, as of any date of determination, Operating Cash Flow from September 30, 1993 to the end of the Company's most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

     "Debt to Operating Cash Flow Ratio" means, as of any date of determination, the ratio of (a) the aggregate principal amount of all outstanding Indebtedness of the Company and its Restricted Subsidiaries as of such date on a Consolidated basis plus the aggregate liquidation preference or redemption amount of all Disqualified Equity Interests of the Company (excluding any such Disqualified Equity Interests held by the Company or a Wholly Owned Restricted Subsidiary of the Company) to (b) Operating Cash Flow of the Company and its Restricted Subsidiaries on a Consolidated basis for the four most recent full fiscal quarters ending immediately prior to such date, determined on a pro forma basis (and after giving pro forma effect to (i) the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, at the beginning of such four-quarter period; (ii) the incurrence, repayment or retirement of any other Indebtedness by the Company and its Restricted Subsidiaries since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired at the beginning of such four-quarter period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average balance of such Indebtedness at the end of each month during such four-quarter period); (iii) in the case of Acquired Indebtedness, the related acquisition as if such acquisition had occurred at the beginning of such four-quarter period; and (iv) any acquisition or disposition by the

Company and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, or any related repayment of Indebtedness, in each case since the first day of such four-quarter period, assuming such acquisition or disposition had been consummated on the first day of such four-quarter period).

     "Default" means any event which is, or after notice or passage of any time or both would be, an Event of Default.

     "Disqualified Equity Interests" means any Equity Interests that, either by their terms or by the terms of any security into which they are convertible or exchangeable or otherwise, are, or upon the happening of an event or passage of time would be required to be, redeemed prior to any Stated Maturity of the principal of the Notes or are redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or are convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity at the option of the holder thereof.

     "Equity Interest" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person, including any Preferred Equity Interests.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

     "Film Contract" means contracts with suppliers that convey the right to broadcast specified films, videotape motion pictures, syndicated television programs or sports or other programming.

     "Founders' Notes" means the term notes, dated September 30, 1990, made by the Company to Julian S. Smith and to Carolyn C. Smith pursuant to a stock redemption agreement, dated June 19, 1990, among the Company, certain of its Subsidiaries, Julian S. Smith, Carolyn C. Smith, David D. Smith, Frederick G. Smith, J. Duncan Smith and Robert E. Smith.

     "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, consistently applied, which are in effect on the date of the Indenture.

     "Guarantee" means the guarantee by any Guarantor of the Company's Indenture Obligations pursuant to a guarantee given in accordance with the Indenture.

     "Guaranteed Debt" of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or (v) otherwise to assure a creditor against loss; provided that the term "guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

     "Guarantor" means the Subsidiaries listed as guarantors in the Indenture or any other guarantor of the Indenture Obligations. The Guarantors currently consist of all the Company's Subsidiaries other than Cresap Enterprises, Inc., KDSM, Inc., KDSM Licensee Inc. and the Trust.

     "Indebtedness" means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but includ-
ing, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities and in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Equity Interests of such Person, or any warrants, rights or options to acquire such Equity Interests, now or hereafter outstanding, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (iv) all obligations under Interest Rate Agreements of such Person,
(v) all Capital Lease Obligations of such Person, (vi) all Indebtedness referred to in clauses (i) through (v) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (vii) all Guaranteed Debt of such Person, (viii) all Disqualified Equity Interests valued at the greater of their voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, and (ix) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (i) through (viii) above; provided, however, that the term Indebtedness shall not include any obligations of the Company and its Restricted Subsidiaries with respect to Film Contracts entered into in the ordinary course of business. The amount of Indebtedness of any Person at any date shall be, without duplication, the principal amount that would be shown on a balance sheet of such Person prepared as of such date in accordance with GAAP and the maximum determinable liability of any Guaranteed Debt referred to in clause (vii) above at such date. The Indebtedness of the Company and its Restricted Subsidiaries shall not include any Indebtedness of Unrestricted Subsidiaries so long as such Indebtedness is non-recourse to the Company and the Restricted Subsidiaries. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Equity Interests which do not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Equity Interests, such Fair Market Value to be determined in good faith by the Board of Directors of the issuer of such Disqualified Equity Interests.

     "Indenture Obligations" means the obligations of the Company and any other obligor under the Indenture or under the Notes, including any Guarantor, to pay principal, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with the Indenture, the Notes and the performance of all other obligations to the Trustee and the holders under the Indenture and the Notes, according to the terms thereof.

     "Independent Director" means a director of the Company other than a director (i) who (apart from being a director of the Company or any Subsidiary) is an employee, insider, associate or Affiliate of the Company or a Subsidiary or has held any such position during the previous five years or (ii) who is a director, an employee, insider, associate or Affiliate of another party to the transaction in question.

     "Interest Rate Agreements" means one or more of the following agreements which shall be entered into from time to time by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and any obligations in respect of any Hedging Agreements (as defined in the Bank Credit Agreement).

     "Investments" means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Equity Interests, bonds, notes, debentures or other securities or assets issued or owned by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP.

     "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind (including any conditional sale or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired.


     "Local Marketing Agreement" means a local marketing arrangement, sale agreement, time brokerage agreement, management agreement or similar arrangement pursuant to which a Person (i) obtains the right to sell at least a majority of the advertising inventory of a television station on behalf of a third party,
(ii) purchases at least a majority of the air time of a television station to exhibit programming and sell advertising time, (iii) manages the selling operations of a television station with respect to at least a majority of the advertising inventory of such station, (iv) manages the acquisition of programming for a television station, (v) acts as a program consultant for a television station, or (vi) manages the operation of a television station generally.


     "Maturity," when used with respect to any Note, means the date on which the principal of such Note becomes due and payable as provided in the Note or as provided in the Indenture, whether at Stated Maturity, the offer date, or the redemption date and whether by declaration of acceleration, Offer in respect of excess proceeds, Change of Control, call for redemption or otherwise.


     "Minority Note" means the promissory note, dated December 26, 1986, made by the Company to Frederick M. Himes, B. Stanley Resnick and Edward A. Johnston, as representatives, pursuant to a stock purchase agreement, dated December 22, 1986, among the Company, Commercial Radio Institute, Inc., Chesapeake Television, Inc. and certain individuals.


     "Net Cash Proceeds" means (a) with respect to any Asset Sale by any Person, the proceeds thereof in the form of cash or Temporary Cash Investments including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) net of (i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale, (iv) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and (v) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers' certificate delivered to the Trustee and (b) with respect to any issuance or sale of Equity Interests, or debt securities or Equity Interests that have been converted into or exchanged for Equity Interests, as referred to under "-- Certain Covenants -- Limitation on Restricted Payments," the proceeds of such issuance or sale in the form of cash or Temporary Cash Investments, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of attorney's fees, accountant's fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.


     "Operating Cash Flow" means,  for any period,  the  Consolidated Net Income
(Loss) of the Company and its Restricted Subsidiaries for such period, plus (a) extraordinary net losses and net losses on sales of assets outside the ordinary course of business during such period, to the extent such losses were deducted in computing Consolidated Net Income (Loss), plus (b) provision for taxes based on income or profits, to the extent such provision for taxes was included in computing such Consolidated Net Income (Loss), and any provision for taxes utilized in computing the net losses under clause (a) hereof, plus (c)

Consolidated Interest Expense of the Company and its Restricted Subsidiaries for such period, plus (d) depreciation, amortization and all other non-cash charges, to the extent such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income (Loss) (including amortization of goodwill and other intangibles, including Film Contracts and write-downs of Film Contracts), minus (e) any cash payments contractually required to be made with respect to Film Contracts (to the extent not previously included in computing such Consolidated Net Income (Loss)).


     "Pari Passu Indebtedness" means any Indebtedness of the Company or any Guarantor that is pari passu in right of payment to the Notes or any Guarantees, as the case may be.


     "Permitted Investment" means (i) Investments in any Wholly Owned Restricted Subsidiary; (ii) Indebtedness of the Company or a Restricted Subsidiary
described under clauses (vi) and (vii) of the definition of "Permitted Indebtedness" set forth in "-- Certain Covenants -- Limitation on Indebtedness";
(iii) Temporary Cash Investments; (iv) Investments acquired by the Company or any Restricted Subsidiary in connection with an Asset Sale permitted under "-- Certain Covenants -- Limitation on Sale of Assets," to the extent such Investments are non-cash proceeds as permitted under such covenant; (v) guarantees of Indebtedness otherwise permitted by the Indenture; (vi) Investments in existence on the date of this Indenture; (vii) loans up to an aggregate of $1,000,000 outstanding at any time to employees pursuant to benefits available to the employees of the Company or any Restricted Subsidiary from time to time in the ordinary course of business; (viii) any Investments in the Securities; (ix) a Guarantee by any Guarantor and any other guarantee given by a Guarantor of any Indebtedness of the Company in accordance with this Indenture; (x) Investments by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment (I) such Person becomes a Restricted Subsidiary or (II) such Person is merged, consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary; and (xi) other Investments that do not exceed $5,000,000 at any time outstanding.

     "Permitted Subsidiary Indebtedness" means:

       (i) Indebtedness of any Guarantor under Capital Lease Obligations incurred in the ordinary course of business; and

       (ii) Indebtedness of any Guarantor (a) issued to finance or refinance the purchase or construction of any assets of such Guarantor or (b) secured by a Lien on any assets of such Guarantor where the lender's sole recourse is to the assets so encumbered, in either case (x) to the extent the purchase or construction prices for such assets are or should be included in "property and equipment" in accordance with GAAP and (y) if the purchase or construction of such assets is not part of any acquisition of a Person or business unit.

     "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

     "Preferred Equity Interest," as applied to the Equity Interests of any Person, means an Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such person, over Equity Interests of any other class of such Person.

     "Public Equity Offering" means, with respect to any Person, an underwritten public offering by such Person of some or all of its Equity Interests (other than Disqualified Equity Interests), the net proceeds of which (after deducting any underwriting discounts and commissions) exceed $10,000,000.

     "Qualified Equity Interests" of any Person means any and all Equity Interests of such Person other than Disqualified Equity Interests.

     "Restricted Subsidiary" means a Subsidiary of the Company other than an Unrestricted Subsidiary.

     "Sale and Leaseback Transaction" means any transaction or series of related transactions pursuant to which the Company or a Restricted Subsidiary sells or transfers any property or asset in connection with the leasing, or the resale against installment payments, of such property or asset to the seller or transferor.

     "Stated Maturity," when used with respect to any Indebtedness or any installment of interest thereon, means the date specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest is due and payable.

     "Subordinated Indebtedness" means Indebtedness of the Company or any Guarantor subordinated in right of payment to the Notes or any Guarantee, as the case may be.

     "Subsidiary" means any Person a majority of the equity ownership or the Voting Stock of which is at the time owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.

     "Temporary Cash Investments" means (i) any evidence of Indebtedness, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by the United States of America, (ii) any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500,000,000, whose debt has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's Investors Service, Inc. ("Moody's") or any successor rating agency or "A-1" (or higher) according to Standard & Poor's Rating Group ("S&P") or any successor rating agency, (iii) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P and (iv) any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $500,000,000.

     "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

     "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary if all of the following conditions apply: (a) such Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness and (b) any Investment in such Subsidiary made as a result of designating such Subsidiary an Unrestricted Subsidiary shall not violate the provisions of the "Certain Covenants -- Limitation on Unrestricted Subsidiaries" covenant. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a Board resolution giving effect to such designation and an officers' certificate certifying that such designation complies with the foregoing conditions. The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary; provided that immediately after giving effect to such designation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the restrictions under the "Certain Covenants -- Limitation on Indebtedness" covenant. Cresap Enterprises, Inc., KDSM, Inc., KDSM Licensee, Inc. and the Trust are Unrestricted Subsidiaries.

     "Unrestricted Subsidiary Indebtedness" of any Unrestricted Subsidiary means Indebtedness of such Unrestricted Subsidiary (i) as to which neither the Company nor any Restricted Subsidiary is directly or indirectly liable (by virtue of the Company or any such Restricted Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), except Guaranteed Debt of the Company or any Restricted Subsidiary to any Affiliate, in which case (unless the incurrence of such Guaranteed Debt resulted in a Restricted Payment at the time of incurrence) the Company shall be deemed to have made a Restricted Payment equal to the principal amount of any such Indebtedness to the extent guaranteed at the time such Affiliate is designated an Unrestricted Subsidiary and (ii) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Company or any Restricted Subsidiary to declare, a default on such Indebtedness of the Company or any Restricted Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

     "Voting Stock" means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     "Wholly Owned Restricted Subsidiary" means a Restricted Subsidiary all the Equity Interest of which is owned by the Company or another Wholly Owned Restricted Subsidiary. The Wholly Owned Restricted Subsidiaries of the Company currently consist of all the Company's Subsidiaries other than Cresap Enterprises, Inc., KDSM, Inc. and KDSM Licensee, Inc.

                                    EXHIBIT B

                         SINCLAIR BROADCAST GROUP, INC.



Chesapeake Television, Inc.
Chesapeake Television Licensee, Inc.
Cresap Enterprises, Inc.
FSF-TV, Inc.
KABB Licensee, Inc.
KDNL Licensee, Inc.
KDSM, Inc.
KDSM Licensee, Inc.
KSMO, Inc.
KSMO Licensee, Inc.
KUPN Licensee, Inc.
SCI-Indiana Licensee, Inc.
SCI-Sacramento Licensee, Inc.
Sinclair Capital (Delaware statutory trust)
Sinclair Communications, Inc.
Sinclair Radio of Albuquerque, Inc.
Sinclair Radio of Albuquerque Licensee, Inc.
Sinclair Radio of Buffalo, Inc.
Sinclair Radio of Buffalo Licensee, Inc.
Sinclair Radio of Greenville, Inc.
Sinclair Radio of Greenville Licensee, Inc.
Sinclair Radio of Los Angeles, Inc.
Sinclair Radio of Los Angeles Licensee, Inc.
Sinclair Radio of Memphis, Inc.
Sinclair Radio of Memphis Licensee, Inc.
Sinclair Radio of Nashville, Inc.
Sinclair Radio of Nashville Licensee, Inc.
Sinclair Radio of New Orleans, Inc.
Sinclair Radio of New Orleans Licensee, Inc.
Sinclair Radio of St. Louis, Inc.
Sinclair Radio of St. Louis Licensee, Inc.
Sinclair Radio of Wilkes-Barre, Inc.
Sinclair Radio of Wilkes-Barre Licensee, Inc.
Sinclair Communications of Kentucky, Inc.
Sinclair Communications of Oklahoma, Inc.
Superior KY License Corp.
Superior OK License Corp.
Tuscaloosa Broadcasting, Inc.

WCGV, Inc.
WCGV Licensee, Inc.
WDBB, Inc.
WLFL, Inc.
WLFL Licensee, Inc.
WLOS Licensee, Inc.
WPGH, Inc.
WPGH Licensee, Inc.
WSMH, Inc.
WSMH Licensee, Inc.
WSTR, Inc.
WSTR Licensee, Inc.
WSYX, Inc.
WTTE, Channel 28, Inc.
WTTE, Channel 28 Licensee, Inc.
WTTO, Inc.
WTTO Licensee, Inc.
WTVZ, Inc.
WTVZ Licensee, Inc.
WYZZ, Inc.
WYZZ Licensee, Inc.